Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

NEWS RELEASE

CONTACTS:
Actavis:
Investors:
Lisa DeFrancesco
VP Investor Relations
+1 (862) 261-7152

Media:
Charlie Mayr
Chief Communications Officer
+1 (862) 261-8030

Warner Chilcott:
Rochelle Fuhrmann
SVP, Finance
+1 (973) 442-3281

Kevin Crissey
Director, Investor Relations
+1 (973) 907-7084

Actavis to Acquire Warner Chilcott to Create Premier $11 Billion Revenue Global Specialty Pharmaceutical Company

- Top 3 U.S. ~$3.0 Billion Revenue Specialty Brand Business -
- Expands Portfolio and Pipeline in Core Areas of Women’s Health and Urology -
- Adds Gastroenterology and Dermatology Franchises and Infrastructure -
- Stronger Commercial Presence to Support Expanded Brand Pipeline -
- Immediately Accretive With Opportunities for Substantial Operational Synergies and Tax Savings -
- Combination Expected to Generate Strong EBITDA and Cash from Operations -
- All Stock Transaction Further Enables Rapid Deleveraging -

- Anticipate Closing by Year End 2013, Pending Approvals -

PARSIPPANY, N.J. and DUBLIN, IRELAND – May 20, 2013 – Actavis, Inc. (NYSE: ACT) and Warner Chilcott plc (NASDAQ: WCRX) today announced they have entered into a definitive agreement under which Actavis will acquire Warner Chilcott plc in a stock-for-stock transaction valued at approximately $8.5 billion. If successfully completed, the transaction will create a leading global specialty pharmaceutical company with approximately $11 billion in combined annual revenue, and the third-largest U.S. specialty pharmaceutical company with approximately $3 billion in annual revenues focused on core therapeutic categories of Women’s Health, Gastroenterology, Urology and Dermatology. The proposed transaction has been unanimously approved by the Boards of Directors of Actavis, Inc. and Warner Chilcott plc, and is supported by the management teams of both companies.

“We have set as our strategic corporate objective to build a leading global specialty pharmaceutical company,” said Paul Bisaro, President and CEO of Actavis. “The combination of Actavis and Warner Chilcott creates a strong specialty brand portfolio focused in therapeutic categories with strong growth potential, and is supported by a deep pipeline of development programs. The combination is commercially and financially compelling, and reshapes the specialty pharmaceutical universe by creating a powerful global competitor. It creates a company with an exceptionally strong balance sheet, coupled with a favorable tax structure to support future growth.

“Commercially, this transaction is unique in the combination of the complementary strengths of our two companies,” Bisaro added. “The combination will enhance the value of each company’s portfolio and provides a substantial foundation to support the successful launch of new products over the next several years, particularly in Women’s Health, including Minastrin 24 Fe, Esmya, metronidazole vaginal gel 1.5%, the progestin-only contraceptive patch and other women’s health products in development from the recent acquisition of Uteron Pharma SA. It also provides an expanded portfolio of specialty products that have the potential to be commercialized in key markets outside of North America.”

“The Warner Chilcott team has built a powerful specialty brands business with a strong pipeline, and this compelling transaction brings together two complementary organizations with the potential to create even more value for shareholders,” said Roger Boissonneault, President and

CEO of Warner Chilcott. “Paul Bisaro and his team have been executing on their vision to build a global and diverse company at the forefront of the specialty pharmaceutical industry, and the addition of Warner Chilcott should enhance the ability of the combined company to successfully execute that vision, and accelerate Actavis’ evolution.”

At the close of the transaction (the “Effective Date”), which is expected by year-end 2013, Actavis and Warner Chilcott will be combined under a new company incorporated in Ireland, where Warner Chilcott is currently incorporated. The newly created company, which is expected to be called Actavis plc, or a variant thereof (“New Actavis”), will be led by the current Actavis leadership team.

Under the terms of the Transaction Agreement, at closing Warner Chilcott shareholders will receive 0.160 shares of New Actavis for each Warner Chilcott share they own, which equates to a value of $20.08 per Warner Chilcott share based on Actavis’ closing share price of $125.50 on May 17, 2013. This represents a 43 per cent premium compared to Warner Chilcott’s volume-weighted average trading price of $14.00 for the 30 trading day period ending on May 9, 2013 (the day before Warner Chilcott disclosed it was engaged in preliminary discussions with Actavis) and a 34 per cent premium to the Warner Chilcott closing share price on May 9, 2013 of $15.01. Based on the closing prices of Actavis shares and Warner Chilcott shares on May 9, 2013 of $106.81 and $15.01 each respectively, the value of the consideration payable per Warner Chilcott share would be $17.09 which would represent a premium of 14 per cent over the Warner Chilcott closing share price on such date.

The transaction is expected to be tax-free, for U.S. federal income tax purposes, to Warner Chilcott shareholders. Actavis shareholders will receive one share of New Actavis for each Actavis share they own upon closing. The transaction will be taxable, for U.S. federal income tax purposes, to Actavis shareholders.

Immediately after the close of the transaction, Warner Chilcott shareholders are expected to own approximately 23 per cent of New Actavis. Shares of New Actavis are expected to trade on the New York Stock Exchange under the ticker symbol ACT.

Expanded Specialty Portfolio in Four Therapeutic Categories

•	The combined company will have a stronger foundation to market a complementary product portfolio in key specialty areas:
o	In Women’s Health, with eight products including contraceptives, infertility treatments and hormone therapy products;
o	In Urology, with six marketed products for treatment of overactive bladder, testosterone replacement, prostate cancer and benign prostatic hyperplasia (BPH);
o	In Gastroenterology, with two marketed products for the treatment of ulcerative colitis;
o	In Dermatology, with one marketed product and the expected commercial launch of a newly approved product in July 2013; and
o	A R&D portfolio of more than 25 products in various stages of development, including 15 candidates in Women’s Health.
•	The combined company will have the ability to grow through additional in-licensing opportunities within its key therapeutic categories.
•	The combination will also provide the opportunity to introduce a broader portfolio of new products in Actavis’ expanded global footprint.

Financially Compelling
•	The Directors of Actavis and Warner Chilcott believe that the combined company will have annual revenues of approximately $11 billion.
•
The combination of Actavis and Warner Chilcott will result in Specialty Brand sales comprising approximately 25 per cent of total combined company 2013 revenues, when compared to approximately 7 per cent for standalone Actavis.

•	The transaction is expected to be more than 30 per cent accretive to Actavis non-GAAP earnings per share in 2014, including anticipated synergies1.
•
More than $400 million in after-tax operational synergies and related cost reductions, and tax savings are anticipated2. The majority of savings are expected to be realized in 2014, with full effect during 2015. The majority of these are operational and this estimate excludes any revenue, manufacturing or interest rate synergies or savings3.

1.
The synergy and earning enhancement statements should not be construed as a profit forecast or interpreted to mean that New Actavis’ earnings in the first full year following the Acquisition, or in any subsequent period, would necessarily match or be greater than or be less than those of Actavis and / or Warner Chilcott for the relevant financial period or any other period.

2.
The bases and assumptions for these synergy numbers are set out in Appendix 1 of the Rule 2.5 announcement. The synergies have been reported in accordance with Rule 19.3(b) of the Irish Takeover Rules.

3.	As footnote 1 above.

•	The combination is expected to generate strong operating cash flow which would further enable the combined company to rapidly delever the balance sheet to below 3.0x debt to adjusted EBITDA at close.

Transaction Approval Process
The acquisition of Warner Chilcott by New Actavis will be effected by means of a “scheme of arrangement” under Irish law pursuant to which New Actavis will acquire all of the outstanding shares of Warner Chilcott from Warner Chilcott shareholders in exchange for shares to be issued by New Actavis (the “Acquisition”). The Acquisition will be subject to the terms and conditions to be set forth in the scheme of arrangement document to be delivered to Warner Chilcott shareholders.

To become effective, the scheme of arrangement will require, among other things, the approval of a majority in number of Warner Chilcott shareholders, present and voting either in person or by proxy at a special Warner Chilcott shareholder meeting, representing 75 per cent or more in value of Warner Chilcott shares held by such holders. Following the requisite Warner Chilcott shareholder approval being obtained, the sanction of the Irish High Court is also required.

In addition, the transaction must be approved in a special meeting by shareholders holding a majority of the outstanding Actavis common shares. The transaction, which is unanimously recommended by the Boards of Directors of both companies, is also subject to receipt of certain regulatory approvals and certain other conditions, as more particularly set out in Appendix III of this announcement.

Conference Call
Actavis and Warner Chilcott will host a conference call to discuss the transaction today at 8:00 AM EST. The number to call from within the United States is 877-251-7980, passcode 73978818. From international locations, the conference call can be accessed by 706-643-1573 using the same passcode.  The call will also be webcast and can be accessed through the companies’ web sites at www.wcrx.com and www.actavis.com. To access the slides go to Actavis’ Investor Relations Web site at http://ir.actavis.com, or directly at http://www.videonewswire.com/event.asp?id=94188. A replay of the conference call will also be available by calling 800-585-8367 in the U.S. or 404-537-3406 outside of the U.S., passcode 73978818.

About Actavis, Inc.
Actavis, Inc. (NYSE: ACT) is a global, integrated specialty pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. Actavis has global headquarters in Parsippany, New Jersey, USA.

Operating as Actavis Pharma, Actavis develops, manufactures and markets generic, branded generic, legacy brands and Over-the-Counter (OTC) products in more than 60 countries. Actavis Specialty Brands is Actavis’ global branded specialty pharmaceutical business focused in the Urology and Women's Health therapeutic categories. Actavis Specialty Brands also has a portfolio of 5 biosimilar products in development in Women’s Health and Oncology. Actavis Global Operations has more than 30 manufacturing and distribution facilities around the world, and includes Anda, Inc., a U.S. pharmaceutical product distributor.

For press release and other company information, visit Actavis' Web site at www.actavis.com.

About Warner Chilcott
Warner Chilcott is a leading specialty pharmaceutical company currently focused on the women’s healthcare, gastroenterology, urology and dermatology segments of the branded pharmaceuticals market, primarily in North America. Warner Chilcott is a fully integrated company with internal resources dedicated to the development, manufacture and promotion of its products.

About New Actavis
New Actavis is a private limited company incorporated in Ireland solely for the purpose of effecting the transaction. Prior to the Effective Date, New Actavis will be converted, pursuant to the Irish Companies Acts, to a public limited company. To date, New Actavis has not conducted any activities other than those incidental to its formation and the execution of the Transaction Agreement.

At closing under the Transaction Agreement, New Actavis will acquire, pursuant to a “scheme of arrangement” under Irish law, all of the outstanding shares of Warner Chilcott in exchange for shares to be issued by New Actavis. Warner Chilcott shareholders will receive 0.160 shares of New Actavis for each Warner Chilcott share they own.

Simultaneously with and conditioned on the concurrent consummation of the Acquisition, a wholly owned indirect subsidiary of New Actavis will merge with and into Actavis, as a result of which the separate corporate existence of the wholly-owned subsidiary will cease and Actavis will continue as the surviving corporation. At the Effective Date, all Actavis common shares will be cancelled and will automatically be converted into the right to receive shares of New Actavis on a one-for-one basis.

At and as of the Effective Date, it is expected that New Actavis will be a publicly traded company listed on the NYSE under the ticker symbol ACT.

ENQUIRIES

Actavis
Lisa DeFrancesco, Global Investor Relations	+1 (862) 261-7152
Charles Mayr, Chief Communications Officer	+1 (862) 261-8030

Bank of America Merrill Lynch (financial advisor to Actavis and New Actavis)
Chris Seiter	+1 (646) 855 -5000
Ivan Farman	+1 (646) 855 -5000
Peter Bell	+44 (20) 7996 1000
Geoff Iles	+44 (20) 7996 1000

Greenhill & Co. (financial advisor to Actavis and New Actavis)

UK & Ireland
Rupert Hill	+ 44 (20) 7198 7400
Pieter-Jan Bouten	+44 (20) 7198 7400

North America
Ashish Contractor	+1 (212) 389-1500
Jeff Wasserstein	+1 (212) 389-1500

Warner Chilcott
Rochelle Fuhrmann, SVP, Finance	+1 (973) 442-3281
Kevin Crissey, Director, Investor Relations	+1 (973) 907-7084

Deutsche Bank (financial advisor to Warner Chilcott)
North America	+1 (212) 250-2500
David Levin
Jason Haas

UK & Ireland	+44 (207) 545-8000
James Arculus
James Maizels

Important Information For Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. New Actavis will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, each of Actavis and Warner Chilcott will file with the SEC a proxy statement and each of New Actavis, Actavis and Warner Chilcott will file with the SEC other documents with respect to the proposed transaction. In addition, a definitive proxy statement/prospectus will be mailed to shareholders of Actavis and Warner Chilcott. INVESTORS AND SECURITY HOLDERS OF ACTAVIS AND WARNER CHILCOTT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus (when available) and other documents filed with the SEC by New Actavis, Actavis and Warner Chilcott through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by New Actavis and Actavis will be available free of charge on Actavis’ internet website at www.actavis.com or by contacting Actavis’ Investor Relations Department at (862) 261-7488. Copies of the documents filed with the SEC by Warner Chilcott will be available free of charge on Warner Chilcott’s internet website at www.wcrx.com or by contacting Warner Chilcott’s Investor Relations Department at (973) 442-3200.

Actavis, Warner Chilcott, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Warner Chilcott is set forth in its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 22, 2013, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which was filed with the SEC on May 10, 2013, its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on April 5, 2013, and certain of its Current Reports on Form 8-K, which were filed with the SEC on May 2, 2013 and May 8, 2013. Information about the directors and executive officers of Actavis is set forth in its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which was filed with the SEC on May 7, 2013, its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 29, 2013, and certain of its Current Reports on Form 8-K, which were filed with the SEC on January 29, 2013 and May 13, 2013. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Actavis Cautionary Statement Regarding Forward-Looking Statements
Statements contained in this communication that refer to Actavis’ estimated or anticipated future results, including estimated synergies, or other nonhistorical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,”

“outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. It is important to note that Actavis’ goals and expectations are not predictions of actual performance. Actual results may differ materially from Actavis’ current expectations depending upon a number of factors affecting Actavis’ business, Warner Chilcott’s business and risks associated with acquisition transactions. These factors include, among others, the inherent uncertainty associated with financial projections; restructuring in connection with, and successful close of, the Warner Chilcott acquisition; subsequent integration of the Warner Chilcott acquisition and the ability to recognize the anticipated synergies and benefits of the Warner Chilcott acquisition; the receipt of required regulatory approvals for the transaction (including the approval of antitrust authorities necessary to complete the acquisition); the anticipated size of the markets and continued demand for Actavis’ and Warner Chilcott’s products; the impact of competitive products and pricing; access to available financing (including financing for the acquisition or refinancing of Actavis or Warner Chilcott debt) on a timely basis and on reasonable terms; maintaining a position in the Standard & Poor’s 500; the risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance on reasonable terms; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; market acceptance of and continued demand for Actavis’ and Warner Chilcott’s products; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Actavis’ and Warner Chilcott’s facilities, products and/or businesses; changes in the laws and regulations, affecting among other things, pricing and reimbursement of pharmaceutical products; changes in tax laws or interpretations that could increase Actavis’ consolidated tax liabilities; the loss of key senior management or scientific staff; and such other risks and uncertainties detailed in Actavis’ periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis’ Annual Report on form 10-K for the year ended December 31, 2012 and from time to time in Actavis’

other investor communications. Except as expressly required by law, Actavis disclaims any intent or obligation to update or revise these forward-looking statements.

Warner Chilcott Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements, including statements concerning the proposed transaction with Actavis, our industry, our operations, our anticipated financial performance and financial condition and our business plans, growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: the timing to consummate the proposed transaction with Actavis; the risk that a condition to closing of the proposed transaction with Actavis may not be satisfied; the risk that a regulatory approval that may be required for the proposed transaction with Actavis is delayed, is not obtained or is obtained subject to conditions that are not anticipated; New Actavis’ ability to achieve the synergies and value creation contemplated by the proposed acquisition; New Actavis’ ability to promptly and effectively integrate Actavis’ and Warner Chilcott’s businesses; the diversion of management time on transaction-related issues; our substantial indebtedness, including increases in the LIBOR rates on our variable-rate indebtedness above the applicable floor amounts; competitive factors and market conditions in the industry in which we operate, including the approval and introduction of generic or branded products that compete with our products; our ability to protect our intellectual property; a delay in qualifying any of our manufacturing facilities that produce our products, production or regulatory problems with either our own manufacturing facilities or those of third party manufacturers, packagers or API suppliers upon whom we may rely for some of our products or other disruptions within our supply chain; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems and regulatory reforms, and the continued consolidation of the distribution network through which we sell our products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; government regulation, including U.S. and foreign health care reform, affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; adverse outcomes in our outstanding litigation, regulatory investigations or arbitration matters or an increase in the number of such matters to which we are subject; the loss of key senior management or scientific staff; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; and the other risks identified in our periodic filings including our Annual Report on Form 10-K for the year ended December 31, 2012, and from time-to-time in our other investor communications. We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

Statement Required by the Irish Takeover Rules
The directors of Actavis accept responsibility for the information contained in this announcement other than that relating to Warner Chilcott and its Associates and the directors of Warner Chilcott and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Actavis (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of Warner Chilcott accept responsibility for the information contained in this announcement relating to Warner Chilcott and its Associates and the directors of Warner Chilcott and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Warner Chilcott (who have taken all reasonable care to ensure such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Bank of America Merrill Lynch and Greenhill are acting as joint financial advisers to Actavis and New Actavis and no one else in connection with the Acquisition and will not be responsible to anyone other than Actavis and New Actavis for providing the protections afforded to clients of Bank of America Merrill Lynch and Greenhill or for providing advice in relation to the acquisition of Warner Chilcott, the contents of this announcement or any transaction or arrangement referred to herein.

Deutsche Bank Securities Inc. is acting exclusively for Warner Chilcott as financial advisor and is not acting as financial advisor to anyone else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Warner Chilcott in connection therewith for providing advice in relation to the matters referred to in this announcement. Deutsche Bank Securities Inc. has delegated certain of its financial advisory functions and responsibilities to Deutsche Bank AG, acting through its London branch. Deutsche Bank AG, acting through its London branch is performing such delegated functions and responsibilities exclusively for Warner Chilcott and is not acting as a financial adviser for any other person in connection with the matters referred to in this announcement and will not be responsible to any such other person for providing advice in relation to the matters referred to in this announcement. Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin – Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Conduct Authority. Details about the extent of Deutsche Bank AG’s authorization and regulation by the Financial Conduct Authority are available on request.

Dealing Disclosure Requirements
Under the provisions of Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2007, as amended (the “Irish Takeover Rules”), if any person is, or becomes, ‘interested’ (directly or indirectly) in, 1% or more of any class of ‘relevant securities’ of Warner Chilcott or Actavis, all ‘dealings’ in any ‘relevant securities’ of Warner Chilcott or Actavis (including by means of an option in respect of, or a derivative referenced to, any such ‘relevant securities’) must be publicly disclosed by not later than 3:30 pm (Irish time) on the business day following the date of the relevant transaction. This requirement will continue until the date on which the Scheme becomes effective or on which the 'offer period' otherwise ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an ‘interest’ in ‘relevant securities’ of Warner Chilcott or Actavis, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

Under the provisions of Rule 8.1 of the Irish Takeover Rules, all ‘dealings’ in ‘relevant securities’ of Warner Chilcott by Actavis or ‘relevant securities’ of Actavis by Warner Chilcott, or by any of their respective ‘associates’ must also be disclosed by no later than 12 noon (Irish time) on the ‘business’ day following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose ‘relevant securities’ ‘dealings’ should be disclosed, can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

‘Interests in securities’ arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an ‘interest’ by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can also be found on the Irish Takeover Panel's website. If you are in any doubt as to whether or not you are required to disclose a dealing under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 1 678 9020 or fax number +353 1 678 9289.

No Profit Forecast / Asset Valuations
No statement in this announcement is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Actavis or Warner Chilcott or New Actavis as appropriate. No statement in this announcement constitutes an asset valuation.

General
This summary should be read in conjunction with the full text of this announcement. Appendix I to the Rule 2.5 announcement contains further details of the sources of information and bases of calculations set out in this announcement; Appendix II to the Rule 2.5 announcement contains definitions of certain expressions used in this summary and in this announcement; Appendix III to the Rule 2.5 announcement contains the Conditions of the Acquisition and the Scheme; Appendix IV sets out the report from PricewaterhouseCoopers , Appendix V to the Rule 2.5 announcement contains the report from Greenhill & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in respect of certain merger benefit statements made in this announcement and Appendix VI to this announcement sets out the Transaction Agreement.

The release, publication or distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this announcement and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Circular or any document by which the Acquisition and the Scheme are made. Actavis Shareholders and Warner Chilcott Shareholders are advised to read carefully the formal documentation in relation to the proposed transaction once the Scheme Circular has been dispatched.

Pursuant to Rule 2.6(c) of the Irish Takeover Rules, this announcement will be available to Actavis employees on Actavis’ website (www.actavis.com) and Warner Chilcott employees on Warner Chilcott’s website (www.wcrx.com).

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

For immediate release

20 May 2013

RECOMMENDED ALL SHARE OFFER

ACTAVIS TO ACQUIRE WARNER CHILCOTT TO FORM NEW ACTAVIS

1.	Introduction

The Boards of Actavis and Warner Chilcott announced today that they have reached agreement on the terms of a recommended all share acquisition of Warner Chilcott in a transaction valued at approximately $8.5 billion. The Acquisition will be effected by means of a scheme of arrangement under section 201 of the Act. Under the terms of the Transaction, each of Actavis and Warner Chilcott will become a wholly owned subsidiary of a new holding company incorporated in Ireland that will be named Actavis plc or a variant thereof. The Acquisition is subject to the Conditions set out in Appendix III to this announcement and which will also be set out in the Scheme Circular.

2.	Consideration

Under the terms of the Transaction Agreement, which has been approved by the boards of directors of both Actavis and Warner Chilcott, Warner Chilcott Shareholders will receive 0.160 New Actavis Shares for each Warner Chilcott Share they hold upon closing of the Acquisition. Actavis Shareholders will also become shareholders of New Actavis and receive one New Actavis Share for each Actavis Share that they hold upon closing of the Acquisition.

The Transaction values each Warner Chilcott share at $20.08 based on Actavis’ closing share price on 17 May 2013, which represents a premium of approximately 43 per cent. compared to Warner Chilcott’s $14.00 volume-weighted average trading price for the 30 trading day period ending  9 May 2013, the last trading day prior to the announcement by Warner Chilcott that Warner Chilcott was in discussions with Actavis and a 34 per cent premium to the Warner Chilcott closing share price on May 9, 2013 of $15.01. Based on the closing prices of Actavis shares and Warner Chilcott shares on May 9, 2013 of $106.81 and $15.01 each respectively, the value of the consideration payable per Warner Chilcott share would be $17.09 which would represent a premium of 14 per cent over the Warner Chilcott closing share price on such date. The transaction values the entire issued and to be issued share capital of Warner Chilcott at approximately $5.1 billion based on Actavis’ closing share price on May 17, 2013.

It is expected that, immediately after the closing of the Transaction, the Warner Chilcott Shareholders will own approximately 23 per cent of New Actavis on a fully diluted basis.  The Transaction is expected to be tax-free, for U.S. federal income tax purposes, to Warner Chilcott Shareholders. The Transaction will be taxable, for U.S. federal income tax purposes, to Actavis Shareholders.

3.	Warner Chilcott Background to and Reasons for Recommending the Acquisition

As part of the ongoing evaluation of Warner Chilcott’s business, members of Warner Chilcott’s senior management and Warner Chilcott’s Board of Directors periodically review and assess the company’s operations and financial performance, industry conditions and related regulatory developments as they may each impact the company’s long-term strategic goals and plans, including a review of potential opportunities for business combinations, acquisitions, and other financial and strategic alternatives.

In early 2012, Warner Chilcott initiated a process to explore a broad range of strategic alternatives to enhance shareholder value, and engaged in preliminary discussions with potential offerors, including Actavis. However, this process did not result in any business combination transaction; rather, in August 2012, Warner Chilcott announced a number of strategic initiatives intended to enhance shareholder value, namely a special dividend transaction pursuant to which Warner Chilcott declared a special cash dividend, the adoption of a new dividend policy, and the renewal of its share redemption program.

On 3 May 2013, a representative of Actavis approached Warner Chilcott to discuss a possible business combination transaction. Over the following weeks, senior management of Warner Chilcott and Actavis had a series of meetings regarding the possibility of an acquisition of Warner Chilcott by Actavis and the possible terms of such a transaction. In connection with a possible transaction, Warner Chilcott retained Deutsche Bank as its financial advisor and Davis Polk & Wardwell LLP and Arthur Cox as its legal advisors. During this period, the Board of Warner Chilcott met, together with Warner Chilcott’s senior management and financial and legal advisors, on various occasions to consider the merits of a potential transaction with Actavis and to review the status of the discussions and negotiations between the parties. On 10 May 2013, further to media speculation, the Warner Chilcott Board confirmed publicly that Warner Chilcott was engaged in preliminary discussions with Actavis regarding a potential business combination transaction.

On 19 May 2013, the Board of Warner Chilcott met, together with Warner Chilcott’s senior management and financial and legal advisors, to consider proposed terms and drafts of definitive documentation for a proposed acquisition of Warner Chilcott by Actavis. At this meeting, Warner Chilcott’s Board of Directors unanimously determined that it was fair and reasonable and in the best interests of Warner Chilcott and its shareholders for Warner Chilcott to enter into the Transaction Agreement and to consummate the Scheme and the other transactions and arrangements contemplated by the Transaction Agreement. In reaching its determination to approve the Acquisition, the Warner Chilcott Board consulted with and received advice and reports from management and its financial and legal advisors, and drew on its knowledge of Warner Chilcott’s business, assets, financial position, operating results, historical and current trading and the opportunities and challenges in its businesses, as well as information relating to Actavis. After giving consideration to these and a variety of other factors and risks, the Warner Chilcott Board unanimously determined to recommend that Warner Chilcott shareholders vote in favour of the Acquisition and the Scheme.

4.	Warner Chilcott Recommendation

The Board of Warner Chilcott, which has been so advised by Deutsche Bank, considers the terms of the Acquisition to be fair and reasonable. In providing its advice, Deutsche Bank has taken into account the commercial assessments of the Board of Warner Chilcott. Deutsche Bank is providing independent financial advice for the purposes of Rule 3 of the Irish Takeover Rules. Accordingly, the Board of Warner Chilcott unanimously recommends to Warner Chilcott Shareholders to vote in favour of the Acquisition and the Scheme, as the directors of Warner Chilcott who are Warner Chilcott Shareholders intend to do in respect of their own beneficial holdings.

5.	Actavis Background to and Reasons for the Acquisition

If successfully completed, the Transaction will create a leading global specialty pharmaceutical company with approximately $11 billion in combined annual revenues and the third-largest US specialty pharmaceutical company with approximately $3 billion in annual revenues focused on the core therapeutic categories of women’s health, urology, gastroenterology and dermatology. The Transaction achieves the Actavis strategic goal to build a multi-billion dollar specialty brands business.

The combined company will have a stronger foundation to market a complementary product portfolio in the following key specialty areas:

•	in women’s health, with eight products including contraceptives, infertility treatments and hormone therapy products;
•	in urology, with six marketed products for treatment of overactive bladder, testosterone replacement, prostate cancer and benign prostatic hyperplasia (“BPH”);
•	in gastroenterology, with two marketed products for the treatment of ulcerative colitis;
•	in dermatology, with one marketed product and the expected launch or a newly approved product in July 2013; and
•	a R&D portfolio of more than 25 products in various stages of development, including 15 candidates in women’s health.

The combined company will have the ability to grow through additional in-licensing opportunities within its key therapeutic categories, and the combination will also provide the opportunity to introduce a broader portfolio of new products in Actavis’ expanded global footprint. The combination of Warner Chilcott and Actavis will result in specialty brand sales comprising approximately 25 per cent. of total combined company when compared to approximately 7 per cent. for standalone Actavis.

The Board of Actavis believes that the combination will also be financially compelling. The Transaction is expected to be more than 30 per cent. accretive to Actavis non-GAAP earnings per share in 2014, including anticipated synergies4. Actavis anticipates that the Acquisition will provide after tax operational synergies and related cost reductions and tax savings of more than $400 million5. The majority of savings are expected to be realised in 2014, with full effect during 2015. The majority of these are operational, and this estimate excludes any revenue, manufacturing or interest rate synergies or savings. The combination is expected to generate strong operating cash flow which would further enable the combined company to rapidly de-lever the balance sheet to below 3.0x debt to adjusted EBITDA at the closing of the Transaction. Furthermore, it is expected that the enlarged business will have an enhanced credit profile.

The combined company is expected to have a tax rate of approximately 17 per cent.

4.
The synergy and earnings enhancement statements should not be construed as a profit forecast or interpreted to mean that New Actavis’ earnings in the first full year following the Acquisition, or in any subsequent period, would necessarily match or be greater than or be less than those of Actavis and  / or Warner Chilcott for the relevant financial period or any other period.

5.	The bases and assumptions for these synergy numbers are set out in Appendix 1 of this announcement. The synergies have been reported in accordance with Rule 19.3(b) of the Irish Takeover Rules.

The proposed Transaction has been unanimously approved by the Board of Actavis and the Board of Warner Chilcott, and is supported by the management teams of both companies. The management of Actavis will lead the combined business.

6.	The Acquisition and the Scheme

The Acquisition will be effected by way of a scheme of arrangement pursuant to Irish law. Under the Scheme (which will be subject to the Conditions set out in Appendix III to this announcement and which will also be set out in the Scheme Circular) Warner Chilcott Shareholders will receive the Consideration in return for the cancellation of the Cancellation Shares.

The Scheme of Arrangement is an arrangement made between Warner Chilcott and Warner Chilcott Shareholders under section 201 of the Act and is subject to the approval of the Irish High Court. If the Scheme becomes effective, all Cancellation Shares will be cancelled pursuant to sections 72 and 74 of the Act in accordance with the terms of the Scheme. Warner Chilcott will then issue new Warner Chilcott Shares to New Actavis in place of the Cancellation Shares cancelled pursuant to the Scheme and New Actavis will issue the Consideration for the Acquisition to former Warner Chilcott Shareholders. As a result of these arrangements, Warner Chilcott will become a wholly owned subsidiary of New Actavis.

To become effective, the Scheme requires, amongst other things, the approval at the Court Meeting of a majority in number of Warner Chilcott Shareholders, present and voting either in person or by proxy, representing three-fourths (75 per cent.) or more in value of the Warner Chilcott Shares held by such shareholders, as well as the approval by Warner Chilcott Shareholders of resolutions relating to the implementation of the Scheme at an EGM to be held directly after the Court Meeting.

Assuming the necessary approvals from the Warner Chilcott Shareholders have been obtained and all other conditions have been satisfied or (where applicable) waived, the Scheme will become effective upon delivery to the Registrar of Companies of a copy of the Court Order of the High Court sanctioning the Scheme together with the minute required by section 75 of the Act confirming the capital reduction and registration of the Court Order and minute by the Registrar of Companies. Upon the Scheme becoming effective, it will be binding on all Warner Chilcott Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the EGM.

The Acquisition is conditional on the Scheme becoming effective. The Conditions to the Acquisition and the Scheme are set out in full in Appendix III to this announcement. The implementation of the Scheme is conditional, amongst other things, upon:

•	the approval of the Transaction Agreement by Actavis Shareholders holding over 50 per cent. of the outstanding voting shares of Actavis in a special shareholder meeting;

•	the approval by the Warner Chilcott Shareholders and the sanction by the Irish High Court of the Scheme;

•	the approval for listing (subject only to certain standard conditions) of the New Actavis Shares;

•	all applicable waiting periods under the HSR Act having expired or having been terminated, in each case in connection with the Acquisition;

•
all required regulatory clearances having been obtained and remaining in full force and effect and applicable waiting periods having expired, lapsed or terminated (as appropriate), in each case in connection with the Acquisition, under relevant antitrust, competition or foreign investment laws;

•	no injunction, restraint or prohibition by any court of competent jurisdiction which prohibits consummation of the Acquisition having been entered and which is continuing to be in effect;

•	the Scheme Circular having become effective under the Securities Act and not being the subject of any stop order or proceedings seeking any stop order;

•	subject, as appropriate, to the consent of the Panel, the accuracy of a party’s representations and warranties except generally as would not have a material adverse effect on such party; and

•	subject, as appropriate, to the consent of the Panel, the performance by a party of certain of its obligations under the Transaction Agreement in all material respects.

The Scheme Circular, containing further information relating to the implementation of the Acquisition, the full terms and Conditions of the Scheme, and the notices of the Court Meeting to be convened by direction of the High Court, the separate Warner Chilcott Extraordinary General Meeting required to approve the Scheme and related resolutions and information relating to the convening of the Actavis Special Meeting will be posted as soon as reasonably practicable after the date of this announcement to Actavis Shareholders and to Warner Chilcott Shareholders.

The Scheme Circular will contain important information about the merger of a wholly owned indirect subsidiary of New Actavis with and into Actavis (with Actavis as the surviving corporation), the Acquisition (including the Scheme), the Transaction Agreement, the Actavis Special Meeting, the Court Meeting and the Warner Chilcott Extraordinary General Meeting. The Scheme Circular will also be a part of the Form S-4 filed with the SEC in order to register the New Actavis Shares pursuant to the Securities Act. Upon a declaration of effectiveness by the SEC, the Scheme Circular will constitute a prospectus of New Actavis.

7.	Rule 30.2 Derogation

Rule 30.2(a) of the Irish Takeover Rules requires that, except with the consent of the Panel, and subject to Rule 2.7 of the Irish Takeover Rules, Warner Chilcott must dispatch the Scheme Circular to Warner Chilcott Shareholders within 28 days of the announcement of a firm intention to make an offer, being this announcement.

On 17 May 2013 the Panel agreed to grant the parties a derogation from Rule 30.2(a), with the result that the Scheme Circular may not be dispatched to Warner Chilcott Shareholders for a number of months after the announcement of a firm intention to make the Offer.

There is a requirement to file a Form S-4 Registration Statement (the “Form S-4”) with the SEC in connection with the Transaction. The Form S-4 will contain the Scheme Circular. The preparation of the Form S-4 may take more than 28 days. Also, the SEC may elect to review the Form S-4 prior to declaring it effective. This review process may take 60 days or more to complete. Under SEC rules, the Scheme Circular cannot be dispatched to Warner Chilcott Shareholders until the Form S-4 is declared effective by the SEC. The Panel granted the derogation on the basis that the Scheme Circular cannot be dispatched until the Form S-4 is declared effective by the SEC. The Scheme Circular will be dispatched to Warner Chilcott Shareholders as soon as practicable after the Form S-4 is declared effective.

8.	Merger Benefit Statement

Actavis anticipates that the Acquisition will provide after tax operational synergies and related cost reductions and tax savings of more than $400 million6. The majority of savings are expected to be realised in 2014, with full effect during 2015. The majority of these are operational, and this estimate excludes any revenue, manufacturing or interest rate synergies or savings.

Subject to the Scheme becoming effective, Warner Chilcott Shareholders will be able to share in the synergies resulting from the Acquisition by means of the Consideration they will receive.

There are various material assumptions underlying the synergies estimate which may result in the synergies being materially greater or less than estimated. The estimate of synergies should therefore be read in conjunction with the key assumptions underlying the estimates.

The synergy statements should not be construed as a profit forecast or interpreted to mean that New Actavis’ earnings in the first full year following the Acquisition, or in any subsequent period, would necessarily match or be greater than or be less than those of Actavis and/or Warner Chilcott for the relevant preceding financial period or any other period.

The estimate of synergies set out in this announcement has been reported on for the purposes of Rule 19.3(b)(ii) of the Takeover Rules by (i) PricewaterhouseCoopers LLP; (ii) Greenhill & Co.; and (iii) Bank of America Merrill Lynch. Copies of their respective reports are included in Appendix IV and Appendix V to this announcement. Each of PricewaterhouseCoopers LLP, Greenhill & Co. and Bank of America Merrill Lynch has given and not withdrawn its consent to the issue of this announcement with the inclusion of its report.

9.	About Actavis

Actavis (NYSE: ACT) is a global, integrated specialty pharmaceutical company focused on developing, manufacturing and distributing generic, brand and biosimilar products. Actavis has global headquarters in Parsippany, New Jersey, USA.

Operating as Actavis Pharma, Actavis develops, manufactures and markets generic, branded generic, legacy brands and Over-the-Counter (OTC) products in more than 60 countries. Actavis Specialty Brands is Actavis’ global branded specialty pharmaceutical business focused in the urology and women's health therapeutic categories. Actavis Specialty Brands also has a portfolio of 5 biosimilar products in development in women’s health and oncology. Actavis Global Operations has more than 30 manufacturing and distribution facilities around the world, and includes Anda, Inc., a U.S. pharmaceutical product distributor.

For press release and other company information, visit Actavis’ web site at www.actavis.com.

6.	The bases and assumptions for these synergy numbers are set out in Appendix 1 of this announcement. The synergies have been reported in accordance with Rule 19.3(b) of the Irish Takeover Rules.

10.	About Warner Chilcott

Warner Chilcott (NASDAQ: WCRX) is a leading specialty pharmaceutical company currently focused on the women’s healthcare, gastroenterology, urology and dermatology segments of the branded pharmaceuticals market, primarily in North America. Warner Chilcott is a fully integrated company with internal resources dedicated to the development, manufacture and promotion of its products. Warner Chilcott’s franchises are comprised of complementary portfolios of established branded and development-stage products that Warner Chilcott actively manages throughout their life cycles. Multiple products make up Warner Chilcott’s existing sales base and several of these provide opportunities for future growth.

11.	About New Actavis

New Actavis is a private limited company incorporated in Ireland that was formed solely for the purpose of effecting the transaction. Prior to the Effective Date, New Actavis will be converted, pursuant to the Companies Acts, to a public limited company. To date, New Actavis has not conducted any activities other than those incidental to its formation and the execution of the Transaction Agreement.

Simultaneously with and conditioned on the concurrent consummation of the Scheme, (a) MergerSub, a wholly owned indirect subsidiary of New Actavis, will merge with and into Actavis, with the result that the separate corporate existence of MergerSub will cease and Actavis will continue as the surviving corporation. At the Effective Time, all Actavis common shares will be cancelled and will automatically be converted into the right to receive New Actavis Shares on a one-for-one basis and (b) New Actavis will acquire Warner Chilcott.

At and as of the Effective Time, it is expected that New Actavis will be a publicly traded company listed on the NYSE under the ticker symbol ACT.

12.	Warner Chilcott Share Plans

Pursuant to the terms of the Transaction Agreement, each outstanding Warner Chilcott equity-based award will be assumed by New Actavis and converted into a New Actavis award with the same terms and conditions on the basis of 0.160 New Actavis Shares for each Warner Chilcott Share (except that, subject to the consent of the Panel and any other regulatory approval, certain options that would otherwise be subject to adverse tax consequences will be cancelled by Warner Chilcott in exchange for the transaction consideration to which other Warner Chilcott Shareholders are entitled but net of exercise price and applicable withholding taxes). Subject to the consent of the Panel, the holder of any award of restricted shares or restricted share units that is vested as of the Effective Time will be treated on the same basis as other Warner Chilcott Shareholders (less applicable withholding taxes).

13.	Delisting and Cancellation of Trading of Actavis and Warner Chilcott and Admission to Trading of New Actavis

It is intended that, subject to and following the Scheme becoming effective, and subject to applicable requirements of the NYSE and NASDAQ respectively, New Actavis will apply for cancellation of the quotation of Actavis Shares on the NYSE and Warner Chilcott will apply for cancellation of the quotation of Warner Chilcott Shares on NASDAQ. The last day of dealing in Warner Chilcott Shares on NASDAQ and Actavis Shares on the NYSE will be the last Business Day before the Effective Date (or, in certain circumstances, the Effective Date). It is expected that New Actavis Shares will commence trading on NYSE on the Effective Date.

14.	Expenses Reimbursement Agreement

Warner Chilcott has entered into the Expenses Reimbursement Agreement dated 19 May 2013 with Actavis, the terms of which have been approved by the Panel. Under the Expenses Reimbursement Agreement, Warner Chilcott has agreed to pay all documented, specific and quantifiable third party costs and expenses incurred by Actavis, or on its behalf, for the purposes of, in preparation for, or in connection with the Acquisition, including, but not limited to, exploratory work carried out in contemplation of and in connection with the Acquisition, legal, financial and commercial due diligence, arranging financing and engaging advisers to assist in the process. The liability of Warner Chilcott to pay these amounts shall arise only after the date of this announcement and is limited to a maximum amount equal to 1 per cent. of the total value attributable to the entire issued share capital of Warner Chilcott under the Acquisition (excluding, for the avoidance of doubt, any interest in such share capital of Warner Chilcott held by Actavis or any Associate of Actavis) calculated on a fully diluted basis based on the closing price of an Warner Chilcott Share on the Business Day prior to the date of the occurrence of the relevant event set out below and exclusive of any value added tax payable, to the extent it is recoverable by Actavis. The circumstances in which such payment will be made are if:

(a)           the Transaction Agreement is terminated:

(i)
by Actavis for the reason that the Warner Chilcott Board, or any committee thereof, (A) withdraws (or modifies in any manner adverse to Actavis), or proposes to publicly withdraw (or modify in a manner adverse to Actavis), the Scheme Recommendation or (B) approves, recommends or declares advisable, or proposes publicly to approve, recommend or declare advisable, any Warner Chilcott Alternative Proposal; or

(ii)
by Warner Chilcott, at any time prior to obtaining the Warner Chilcott Shareholder Approval, in order to enter into any agreement, understanding or arrangement providing for a Warner Chilcott Superior Proposal.

(b)           all of the following occur:

(i)
prior to the Court Meeting, an Warner Chilcott Alternative Proposal (other than an Warner Chilcott Alternative Proposal described in clause (iii) of the definition thereof) is publicly disclosed or any person shall have publicly announced an intention (whether or not conditional) to make an Warner Chilcott Alternative Proposal and, in each case, not publicly withdrawn at the time the Transaction Agreement is terminated under the circumstances set out in (b)(ii) below (it being understood that, for the purposes of this (b)(i) and (b)(iii) below, references to 25 per cent. (25%) and 75 per cent. (75%) in the definition of Warner Chilcott Alternative Proposal shall be deemed to refer to 50 per cent. (50%)); and

(ii)
the Transaction Agreement is terminated by Warner Chilcott or Actavis for the reason that the Court Meeting or the EGM shall have been completed and the Court Meeting Resolution or the EGM resolutions, as applicable, are not approved by the requisite majorities; and

(iii)
a definitive agreement providing for an Warner Chilcott Alternative Proposal is entered into within nine months after such termination (regardless of whether such Warner Chilcott Alternative Proposal is the same Warner Chilcott Alternative Proposal referred to in Clause (b)(i)) and such Warner Chilcott Alternative Proposal is consummated; or

(c)           all of the following occur:

(i)
prior to the Court Meeting, an Warner Chilcott Alternative Proposal is publicly disclosed or any person shall have publicly announced an intention (whether or not conditional) to make an Warner Chilcott Alternative Proposal and, in each case, not publicly withdrawn at the time the Transaction Agreement is terminated under the circumstances set out in (c)(ii) below (it being understood that, for the purposes of this (c)(i) and (c)(iii) below, references to 25 per cent. (25%) and 75 per cent. (75%) in the definition of Warner Chilcott Alternative Proposal shall be deemed to refer to 50 per cent. (50%)); and

(ii)
the Transaction Agreement is terminated by Actavis for the reason that Warner Chilcott shall have breached or failed to perform in any material respect any of its covenants or other agreements contained in the Transaction Agreement, which breach or failure to perform (A) would result in a failure of the conditions to the Scheme or of the other conditions to the Actavis Parties' obligations to effect the Acquisition and (B) is not reasonably capable of being cured by the date that is one year after the date of the Transaction Agreement, provided that, Actavis shall have given Warner Chilcott written notice, delivered at least 30 days prior to such termination, stating Actavis’ intention to terminate the Transaction Agreement for such reason and the basis for such termination (provided that the breach or failure to perform was intentional); and

(iii)
a Warner Chilcott Alternative Proposal is consummated, or a definitive agreement providing for a Warner Chilcott Alternative Proposal is entered into, within nine months after such termination (regardless of whether such Warner Chilcott Alternative Proposal is the same Warner Chilcott Alternative Proposal referred to in (c)(i)).

Deutsche Bank has confirmed in writing to the Panel that in the opinion of Deutsche Bank and Warner Chilcott, in the context of the Acquisition, the Expenses Reimbursement Agreement is in the best interests of Warner Chilcott and the Warner Chilcott Shareholders.

15.	Transaction Agreement

Actavis, New Actavis, IrSub, US Holdco, MergerSub and Warner Chilcott have entered into the Transaction Agreement which contains certain assurances in relation to the implementation of the Scheme and other matters relating to the Acquisition. A summary of the principal terms of the Transaction Agreement will be set out in the Scheme Circular.

16.	Actavis Shareholder Approval

Pursuant to the Transaction Agreement, a wholly owned subsidiary of New Actavis will merge with and into Actavis, with Actavis continuing as the surviving corporation in the merger. As a result of that, Actavis Shareholders holding more than 50 per cent. of the outstanding Actavis common shares must vote to approve the Transaction Agreement at a special shareholder meeting to be convened by Actavis. Actavis is required to send Actavis Shareholders the Scheme Circular summarizing the background to and reasons for the transactions to be consummated pursuant to the Transaction Agreement (which will include a notice convening the Actavis Special Meeting) as well as information relating to the Enlarged Group and the New Actavis Shares.

17.	Actavis Recommendation

The Board of Actavis considers the terms of the Acquisition and the Merger to be advisable, consistent with, and in furtherance of the strategies and goals of Actavis. In connection with reaching such determination, the Board of Actavis has received an opinion from each of its financial advisors, Greenhill and Bank of America Merrill Lynch that, subject to the limitations and assumptions set forth in the respective opinions, the exchange ratio (taking into account the Acquisition) for the Actavis Shareholders in connection with the transactions is fair from a financial point of view to the holders of Actavis common stock. Accordingly, the Board of Actavis unanimously recommends to Actavis Shareholders to vote to approve the Transaction Agreement.

18.	Interests and Short Positions in Warner Chilcott

As at 16 May 2013, being the last practicable date prior to this announcement, Bank of America Merrill Lynch and its Affiliates held 1,129,789 Warner Chilcott Shares and 206,700 options to subscribe for Warner Chilcott Shares.

Save as disclosed in this paragraph 18, as at 16 May 2013, being the last practicable date prior to this announcement, none of Actavis or any person acting in concert with Actavis had any interest, or held any short position, in any relevant securities of Warner Chilcott and none of Actavis or any associate of Actavis has any arrangement to which Rule 8.7 applies relating to relevant securities of Warner Chilcott.  For these purposes, “associate” and “arrangement to which Rule 8.7 applies” have the meanings given to those terms in the Irish Takeover Rules. An “arrangement to which Rule 8.7 applies” includes any indemnity or option arrangement, and any agreement or understanding, formal or informal, of whatever nature, between two or more persons relating to relevant securities which is, or may be, an inducement to one or more of such persons to deal or refrain from dealing in such securities.

19. General

The Acquisition and the Scheme will be made subject to the Conditions and further terms and conditions to be set out in the Scheme Circular. The Scheme Circular will include full details of the Acquisition and will be accompanied by the appropriate forms of proxy.

Actavis reserves the right to elect to implement the Acquisition of Warner Chilcott by way of a takeover offer as an alternative to the Scheme, subject to the provisions of the Transaction Agreement and the consent of the Panel. In such event, the Acquisition will be implemented on substantially the same terms, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments (including an acceptance condition set at eighty per cent. of the shares to which such offer relates or such lesser percentage as Actavis may, with the consent of the Panel (if required) decide).

The Acquisition and the Scheme will be governed by the laws of Ireland and will be subject to the applicable requirements of the Irish Takeover Rules and applicable laws.

Appendix I to this announcement contains further details of the sources of information and bases of calculations set out in this announcement; Appendix II to this announcement contains definitions of certain expressions used in this announcement; Appendix III to this announcement contains the Conditions of the Acquisition and the Scheme; Appendix IV to this announcement contains the report of PricewaterhouseCoopers LLP; and Appendix V to this announcement sets out the reports of Greenhill &

Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated for the purposes of Rule 19.3(b)(ii) of the Irish Takeover Rules; and Appendix VI to this announcement sets out the Transaction Agreement.

ENQUIRIES

Actavis
Lisa DeFrancesco, Global Investor Relations	+1 (862) 261-7152
Charles Mayr, Chief Communications Officer	+1 (862) 261-8030

Bank of America Merrill Lynch (financial advisor to Actavis and New Actavis)
Chris Seiter	+1(646) 855 -5000
Ivan Farman	+1 (646) 855 -5000
Peter Bell	+44 (20) 7996 1000
Geoff Iles	+44 (20) 7996 1000

Greenhill & Co. (financial advisor to Actavis and New Actavis)
UK & Ireland
Rupert Hill	+ 44 (20) 7198 7400
Pieter-Jan Bouten	+44 (20) 7198 7400

North America
Ashish Contractor	+1 (212) 389-1500
Jeff Wasserstein	+1 (212) 389-1500

Warner Chilcott
Rochelle Fuhrmann, SVP, Finance	+1 (973) 442-3281
Kevin Crissey, Director, Investor Relations	+1 (973) 907-7084

Deutsche Bank (financial advisor to Warner Chilcott)
North America	+1 (212) 250-2500
David Levin
Jason Haas

UK & Ireland	+44 (207) 545-8000
James Arculus
James Maizels

The directors of Actavis accept responsibility for the information contained in this announcement other than that relating to Warner Chilcott and its Associates and the directors of Warner Chilcott and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Actavis (who have taken all reasonable care to ensure that such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

The directors of Warner Chilcott accept responsibility for the information contained in this announcement relating to Warner Chilcott and its Associates and the directors of Warner Chilcott and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Warner Chilcott (who have taken all reasonable care to ensure such is the case), the information contained in this announcement for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Greenhill and Bank of America Merrill Lynch are acting as joint financial advisers to Actavis and New Actavis and no one else in connection with the Acquisition and will not be responsible to anyone other than Actavis and New Actavis for providing the protections afforded to clients of Greenhill and Bank of America Merrill Lynch or for providing advice in relation to the Acquisition, the contents of this announcement or any transaction or arrangement referred to herein.

Deutsche Bank Securities Inc. is acting exclusively for Warner Chilcott as financial advisor and is not acting as financial advisor to anyone else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Warner Chilcott in connection therewith for providing advice in relation to the matters referred to in this announcement. Deutsche Bank Securities Inc. has delegated certain of its financial advisory functions and responsibilities to Deutsche Bank AG, acting through its London branch. Deutsche Bank AG, acting through its London branch is performing such delegated functions and responsibilities exclusively for Warner Chilcott and is not acting as a financial adviser for any other person in connection with the matters referred to in this announcement and will not be responsible to any such other person for providing advice in relation to the matters referred to in this announcement. Deutsche Bank AG is authorised under German Banking Law (competent authority: BaFin – Federal Financial Supervisory Authority) and authorised and subject to limited regulation by the Financial Conduct Authority. Details about the extent of Deutsche Bank AG’s authorization and regulation by the Financial Conduct Authority are available on request.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act.

Important Additional Information will be filed with the SEC

New Actavis will file with the SEC a registration statement on Form S-4, each of Actavis and Warner Chilcott will file with the SEC a proxy statement and each of New Actavis, Actavis and Warner Chilcott will file with the SEC other documents with respect to the proposed Transaction. In addition, a definitive Proxy Statement will be mailed to shareholders of Actavis and Warner Chilcott. INVESTORS AND SECURITY HOLDERS OF ACTAVIS AND WARNER CHILCOTT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the Proxy Statement (when available) and other documents filed with the SEC by New Actavis, Actavis and Warner Chilcott through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by New Actavis and Actavis will be available free of charge on Actavis’ internet website at www.actavis.com or by contacting Actavis’ Investor Relations Department at (862) 261-7488. Copies of the documents filed with the SEC by Warner Chilcott will be available free of charge on Warner Chilcott’s internet website at www.wcrx.com or by contacting Warner Chilcott’s Investor Relations Department at (973) 442-3200.

Participants in the Solicitation

Actavis, Warner Chilcott, their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed Transaction. Information about the directors and executive officers of Warner Chilcott is set forth in its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 22, 2013, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which was filed with the SEC on May 10, 2013, its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on April 5, 2013, and certain of its Current Reports on Form 8-K, which were filed with the SEC on May 2, 2013 and May 8, 2013. Information about the directors and executive officers of Actavis is set forth in its Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the SEC on February 28, 2013, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, which was filed with the SEC on May 7, 2013, its proxy statement for its 2013 annual meeting of stockholders, which was filed with the SEC on March 29, 2013, and certain of its Current Reports on Form 8-K, which were filed with the SEC on January 29, 2013 and May 13, 2013. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Actavis Cautionary Statement Regarding Forward-Looking Statements

Statements contained in this communication that refer to Actavis’ estimated or anticipated future results, including estimated synergies, or other non-historical facts are forward-looking statements that reflect Actavis’ current perspective of existing trends and information as of the date of this communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. It is important to note that Actavis’ goals and expectations are not predictions of actual performance. Actual results may differ materially from Actavis’ current expectations depending upon a number of factors affecting Actavis’ business, Warner Chilcott’s business and risks associated with acquisition transactions. These factors include, among others, the inherent uncertainty associated with financial projections; restructuring in connection with, and successful close of, the Acquisition;

subsequent integration of the Acquisition and the ability to recognize the anticipated synergies and benefits of the Acquisition; the receipt of required regulatory approvals for the Acquisition (including the approval of antitrust authorities necessary to complete the Acquisition); the anticipated size of the markets and continued demand for Actavis’ and Warner Chilcott’s products; the impact of competitive products and pricing; access to available financing (including financing for the Acquisition) on a timely basis and on reasonable terms; maintaining a position in the Standard & Poor’s 500; the risks of fluctuations in foreign currency exchange rates; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims and the availability of product liability insurance; the difficulty of predicting the timing or outcome of pending or future litigation or government investigations; periodic dependence on a small number of products for a material source of net revenue or income; variability of trade buying patterns; changes in generally accepted accounting principles; risks that the carrying values of assets may be negatively impacted by future events and circumstances; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and regulatory agency approvals or actions, if any; market acceptance of and continued demand for Actavis’ and Warner Chilcott’s products; costs and efforts to defend or enforce intellectual property rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with governmental regulations applicable to Actavis’ and Warner Chilcott’s facilities, products and/or businesses; changes in the laws and regulations affecting, among other things, pricing and reimbursement of pharmaceutical products; changes in tax laws or interpretations that could increase Actavis’ consolidated tax liabilities; the loss of key senior management or scientific staff; and such other risks and uncertainties detailed in Actavis’ periodic public filings with the Securities and Exchange Commission, including but not limited to Actavis’ Annual Report on form 10-K for the year ended December 31, 2012 and from time to time in Actavis’ other investor communications. Except as expressly required by law, Actavis disclaims any intent or obligation to update or revise these forward-looking statements.

Warner Chilcott Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements, including statements concerning the proposed Transaction with Actavis, our industry, our operations, our anticipated financial performance and financial condition and our business plans, growth strategy and product development efforts. These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. These forward-looking statements are based on estimates and assumptions by our management that, although we believe to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. The following represent some, but not necessarily all, of the factors that could cause actual results to differ from historical results or those anticipated or predicted by our forward-looking statements: the timing to consummate the proposed Transaction with Actavis; the risk that a condition to closing of the proposed Transaction with Actavis may not be satisfied; the risk that a regulatory approval that may be required for the proposed Transaction with Actavis is delayed, is not obtained or is obtained subject to conditions that are not anticipated; New Actavis’ ability to achieve the synergies and value creation contemplated by the proposed acquisition; New Actavis’ ability to promptly and effectively integrate Actavis’ and Warner Chilcott’s businesses; the diversion of management time on transaction-related issues; our substantial indebtedness, including increases in the LIBOR rates on our variable-rate indebtedness above the applicable floor amounts; competitive factors and market conditions in the industry in which we operate, including the approval and introduction of generic or branded products that compete with our products; our ability to protect our intellectual property; a delay in qualifying any of our manufacturing facilities that produce our products, production or regulatory problems with either our own manufacturing facilities or those of third party manufacturers, packagers or API suppliers upon whom we may rely for some of our products or other disruptions within our supply chain; pricing pressures from reimbursement policies of private managed care organizations and other third party payors, government sponsored health systems and regulatory reforms, and the continued consolidation of the distribution network through which we sell our products; changes in tax laws or interpretations that could increase our consolidated tax liabilities; government regulation, including U.S. and foreign health care reform, affecting the development, manufacture, marketing and sale of pharmaceutical products, including our ability and the ability of companies with whom we do business to obtain necessary regulatory approvals; adverse outcomes in our outstanding litigation, regulatory investigations or arbitration matters or an increase in the number of such matters to which we are subject; the loss of key senior management or scientific staff; our ability to manage the growth of our business by successfully identifying, developing, acquiring or licensing new products at favorable prices and marketing such new products; our ability to obtain regulatory approval and customer acceptance of new products, and continued customer acceptance of our existing products; and the other risks identified in our periodic filings including our Annual Report on Form 10-K for the year ended December 31, 2012, and from time-to-time in our other investor communications. We caution you that the foregoing list of important factors is not exclusive. In addition, in light of these risks and uncertainties, the matters referred to in our forward-looking statements may not occur. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as may be required by law.

No Profit Forecast / Asset Valuations

No statement in this announcement is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Actavis, or Warner Chilcott or New Actavis, as appropriate. No statement in this announcement constitutes an asset valuation.

Dealing Disclosure Requirements

Under the provisions of Rule 8.3 of the Irish Takeover Rules, if any person is, or becomes, “interested” (directly or indirectly) in 1 per cent. or more of any class of “relevant securities” of Warner Chilcott or Actavis, all “dealings” in any “relevant securities” of Warner Chilcott or Actavis (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) must be publicly disclosed by not later than 3:30 pm (Irish time) on the “business day” following the date of the relevant transaction. This requirement will continue until the date on which the Scheme becomes effective or on which the “offer period” otherwise ends. If two or more persons co-operate on the basis of any agreement, either express or tacit, either oral or written, to acquire an “interest” in “relevant securities” of Warner Chilcott or Actavis, they will be deemed to be a single person for the purpose of Rule 8.3 of the Irish Takeover Rules.

Under the provisions of Rule 8.1 of the Irish Takeover Rules, all “dealings” in “relevant securities” of Warner Chilcott by Actavis or “relevant securities” of Actavis by Warner Chilcott, or by any of their respective “associates” must also be disclosed by no later than 12 noon (Irish time) on the ”business day” following the date of the relevant transaction.

A disclosure table, giving details of the companies in whose “relevant securities” “dealings” should be disclosed can be found on the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of securities. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of securities, or by virtue of any option in respect of, or derivative referenced to, securities.

Terms in quotation marks are defined in the Irish Takeover Rules, which can be found on the Irish Takeover Panel’s website.

If you are in any doubt as to whether or not you are required to disclose a “dealing” under Rule 8, please consult the Irish Takeover Panel’s website at www.irishtakeoverpanel.ie or contact the Irish Takeover Panel on telephone number +353 (0)1 678 9020; fax number +353 (0)1 678 9289.

General
The release, publication or distribution of this announcement in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this announcement and all other documents relating to the Acquisition are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any Restricted Jurisdiction. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed Acquisition disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any response in relation to the Acquisition should be made only on the basis of the information contained in the Scheme Circular or any document by which the Acquisition and the Scheme are made. Actavis Shareholders and Warner Chilcott Shareholders are advised to read carefully the formal documentation in relation to the proposed Transaction once the Scheme Circular has been dispatched.

This announcement is made pursuant to Rule 2.5 of the Irish Takeover Rules.

Pursuant to Rule 2.6(c) of the Takeover Rules, this announcement will be available to Actavis employees on Actavis’ website (www.actavis.com) and Warner Chilcott employees on Warner Chilcott’s website (www.wcrx.com).

APPENDIX I

Sources of information and bases of calculation

1.	In this announcement, unless otherwise stated or the context otherwise requires, the following bases and sources have been used:

(a)	the historical share price is sourced from NASDAQ or the New York Stock Exchange;

(b)	the value of the whole of the existing issued share capital of Warner Chilcott is based upon the entire issued ordinary share capital at May 15, 2013, namely 250,922,431 Warner Chilcott Shares;

(c)	the value of the whole of the existing issued share capital of Actavis is based upon the entire issued ordinary share capital at the date of this announcement, namely 133,305,212 Actavis Shares.

(d)
references to the arrangements in place between Warner Chilcott and Actavis regarding an expenses reimbursement agreement are sourced from the terms of the Expenses Reimbursement Agreement approved by the Panel;

(e)	the entire issued and to be issued share capital (fully diluted share capital) of Warner Chilcott is calculated on the basis of:

i.	the number of issued Warner Chilcott Shares, as set out in paragraph 1(b) above;
ii.	6,430,857 Warner Chilcott Options and 2,300,258 Warner Chilcott Share Awards outstanding under the Warner Chilcott Share Plan; and
iii.
full exercise of the outstanding options and vesting of outstanding share awards under the Warner Chilcott Share Plan (and assumes satisfaction of performance targets in respect of performance-related awards);

(f)	the entire issued and to be issued share capital (fully diluted share capital) of Actavis is calculated on the basis of:

i.	the number of issued Actavis Shares, as set out in paragraph 1(c) above;

ii.	1,268,982 Actavis Options and 1,514,998 Actavis Share Awards outstanding under the Actavis Share Plan; and

iii.
full exercise of the outstanding options and vesting of outstanding share awards under the Actavis Share Plan (and assumes satisfaction of performance targets in respect of performance-related awards);

(g)
save where otherwise stated, financial and other information concerning Warner Chilcott and Actavis have been extracted from published sources or from audited financial results of Warner Chilcott and Actavis; and

(h)	references to the arrangements in place between Warner Chilcott and Actavis regarding a transaction agreement are sourced from the Transaction Agreement.

2.
The statement that the Acquisition is earnings accretive should not be interpreted to mean that the earnings per share in the current or any future period financial period will necessarily match or be greater than those for the relevant preceding financial period.

3.
The bases of belief (including sources of information and assumptions made) that support the expected synergies are set out in the following paragraphs. Synergy statements have been reported in accordance with Rule 19.3(b) of the Irish Takeover Rules

The expected sources of the anticipated after-tax operational synergies and related cost reductions and tax savings are:

•
primarily resulting from the integration of the women’s health and urology sales force, the elimination of redundant marketing expenses, the consolidation of corporate general and administrative functions and research and development, and procurement savings; and

•
tax savings resulting from the combined company being incorporated in Ireland with organizational, operations and capitalization structures that will enable the combined company to more efficiently manage its global cash and treasury operations.

When evaluating the potential after-tax operational synergies and related cost reductions and tax savings the Actavis Board has assumed the following:

(a)	that the Scheme will become effective and New Actavis will acquire 100 per cent. of the issued and to be issued share capital of Warner Chilcott on completion of the Acquisition;

(b)	that there will be no material unanticipated impact on the combined company arising from any decisions made by competition authorities;

(c)	that there will be no material change to the market dynamics affecting Actavis and/or Warner Chilcott following completion of the Acquisition;

(d)	that there will be no material change to exchange rates following completion of the Acquisition; and

(e)	there will be no material change to income tax laws or regulations affecting Actavis and/or Warner Chilcott following completion of the Acquisition.

In establishing the estimate of after-tax operational synergies and related cost reductions and tax savings the Actavis Board has assumed that Warner Chilcott’s operations, processes and procedures are comparable to those of Actavis’ related operations, except where publicly available information clearly indicates otherwise or the due diligence materials provided by Warner Chilcott to Actavis indicated otherwise. Actavis’ management, aided by its previous integration experience and through an understanding of Warner Chilcott’s operations and cost structure based on their own market intelligence and experience, and due diligence materials provided by Warner Chilcott, has determined the source and scale of potential after-tax operational synergies and resultant tax benefits. The after-tax operational synergies and related cost reductions, and tax savings are incremental to Actavis’ and, to the best of Actavis’ knowledge, Warner Chilcott’s existing plans. In addition to information from Actavis’ and Warner Chilcott’s respective management teams, the sources of information that Actavis has used to arrive at the estimate of potential after-tax operational synergies and resultant tax benefits, include:

(a)	the Warner Chilcott annual report and accounts;

(b)	Warner Chilcott’s presentations to analysts;

(c)	Warner Chilcott’s website;

(d)	Analysts’ research;

(e)	Other public information;

(f)	Actavis’ knowledge of the industry and of Warner Chilcott; and

(g)	Actavis’ experience of synergies from previous transactions, in particular, the acquisition by Watson of Actavis.

There remains an inherent risk in the synergy forward-looking statements. No synergy statement in this announcement should be construed as a profit forecast or interpreted to mean that New Actavis’ earnings in the first full year following the Acquisition, or in any subsequent period, would necessarily match or be greater than or be less than those of Actavis and/or Warner Chilcott for the relevant preceding financial period or any other period.

APPENDIX II

Definitions

The following definitions apply throughout this announcement unless the context otherwise requires:

“Acquisition” or “Transaction” means the proposed acquisition by New Actavis of Warner Chilcott by means of the Scheme of Arrangement or a takeover offer (and any such Scheme of Arrangement or takeover offer as it may be revised, amended or extended from time to time) pursuant to the Transaction Agreement (whether by way of the Scheme of Arrangement or the takeover offer) (including the issuance by New Actavis of the aggregate Consideration Shares pursuant to the Scheme of Arrangement or the takeover offer), as described in this announcement and provided for in the Transaction Agreement;

“Act” means the Companies Act 1963, as amended;

“Actavis” means Actavis, Inc., a Nevada corporation;

“Actavis Group” means Actavis and all of its Subsidiaries;

“Actavis Parties” means Actavis, New Actavis, IrSub, U.S. Holdco and MergerSub;

“Actavis Shareholders” means the holders of Actavis Shares;

“Actavis Shares” means the common shares of Actavis, par value $0.0033 per share and “Actavis Share” means any one of them;

“Actavis Special Meeting” means the special meeting of Actavis Shareholders to be convened in connection with the Acquisition, including any adjournment thereof;

“Acting in Concert” has the meaning given to that term in the Irish Takeover Panel Act 1997;

“Affiliate” means in relation to any person, another person that, directly or indirectly, controls, is controlled by, or is under common control with, such first person (as used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise);

“Associate” has the meaning given to that term in the Irish Takeover Rules;

“Bank of America Merrill Lynch” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (in its capacity as financial adviser), together with its affiliate Merrill Lynch International, both subsidiaries of Bank of America Corporation;

“Board of Actavis” or “Actavis Board” means the board of directors of Actavis;

“Board of Warner Chilcott” or “Warner Chilcott Board” means the board of directors of Warner Chilcott;

“Business Day” means any day, other than a Saturday, Sunday or a day on which banks in Ireland or in the State of New York are authorised or required by law or executive order to be closed;

“Cancellation Shares” means the shares in Warner Chilcott that will be cancelled pursuant to the Scheme under sections 72 and 74 of the Act;

“Closing Price” means the average, rounded to the nearest cent, of the closing sale prices of a Warner Chilcott Share on NASDAQ as reported by The Wall Street Journal for the 5 trading days immediately preceding the day on which the Effective Time occurs;

“Companies Acts” means the Irish Companies Acts 1963 to 2012 and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006, all enactments which are to be read as one with, or construed or read together as one with, the Companies Acts and every statutory modification and re-enactment thereof for the time being in force;

“Conditions” means the conditions to the Scheme and the Acquisition set out in paragraphs 1, 2, 3, 4 and 5 of Appendix III of this announcement and “Condition” means any one of them;

“Consideration” means the Consideration Shares due to a Warner Chilcott Shareholder;

“Consideration Shares” means the consideration of 0.160 New Actavis Shares for each Warner Chilcott Share held;

“Court Meeting” means the meeting or meetings of the Warner Chilcott Shareholders (and any adjournment thereof) convened by order of the High Court pursuant to section 201 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment);

“Court Meeting Resolution” means the resolution to be proposed at the Court Meeting for the purposes of approving and implementing the Scheme;

“Court Order” means the order or orders of the High Court sanctioning the Scheme under section 201 of the Act and confirming the reduction of capital that forms part of it under sections 72 and 74 of the Act;

“Davis Polk” means Davis Polk & Wardwell LLP;

“Deutsche Bank” means Deutsche Bank Securities Inc. and Deutsche Bank AG, London Branch;

“Effective Date” means the date on which the Scheme becomes effective in accordance with its terms;

“Effective Time” means the time on the Effective Date at which the Court Order and a copy of the minute required by section 75 of the Act are registered by the Registrar of Companies; provided, that the Scheme shall become effective substantially concurrently with the effectiveness of the Merger, to the extent possible;

“EGM Resolutions” means the resolutions to be proposed at the EGM for the purposes of approving and implementing the Scheme, the reduction of capital of Warner Chilcott, changes to the articles of association of Warner Chilcott and such other matters as Warner Chilcott reasonably determines to be necessary for the purposes of implementing the Acquisition or, subject to the consent of Actavis (such consent not to be unreasonably withheld, conditioned or delayed), desirable for the purposes of implementing the Acquisition;

“Enlarged Group” means New Actavis and its post-Acquisition Subsidiaries, which shall include Actavis and Warner Chilcott;

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

“Expenses Reimbursement Agreement” means expenses reimbursement agreement dated May 19, 2013 between Actavis and Warner Chilcott, the terms of which have been approved by the Panel;

“Greenhill” means Greenhill & Co.;

“Ireland” means island of Ireland, excluding Northern Ireland and the word “Irish” shall be construed accordingly;

“Irish High Court” or “High Court” means the High Court of Ireland;

“IrSub” means Actavis Ireland Holding Limited, a private limited company incorporated in Ireland;

“Irish Takeover Rules” means the Irish Takeover Panel Act 1997, Takeover Rules 2007 (as amended);

“Merger” means the merger of MergerSub with and into Actavis in accordance with the Transaction Agreement;

“MergerSub” means Actavis W.C. Holding 2 LLC, a limited liability company organised in Nevada;

“NASDAQ” means the NASDAQ Global Select Market;

“New Actavis” means Actavis Limited, a private company incorporated in Ireland and which shall, prior to the Effective Date, be re-registered as a public limited company under the Companies Acts;

“New Actavis Shares” means the ordinary shares of $0.0001 each in the capital of New Actavis and New Actavis Share means any one of them;

“Northern Ireland” means the counties of Antrim, Armagh, Derry, Down, Fermanagh and Tyrone on the island of Ireland;

“NYSE” means the New York Stock Exchange;

“Offer” means that should Actavis elect to make the Acquisition by way of a contractual offer as opposed to by way of a Scheme (subject to the consent of the Panel, if required), the recommended offer to be made by Actavis for Warner Chilcott, on the terms and subject to the Conditions set out in this announcement and to be set out in the formal offer document and where the context admits, any subsequent revision, variation, extension or renewal of such offer;

“Offer Period” has the meaning given to it in the Irish Takeover Rules;

“Panel” means the Irish Takeover Panel;

“Registrar of Companies” means the Registrar of Companies in Dublin, Ireland;

“Restricted Jurisdiction” means the jurisdictions in which the release, publication or distribution of this announcement may be restricted by the laws of those jurisdictions;

“Scheme” or “Scheme of Arrangement” means the proposed scheme of arrangement under section 201 of the Act and the capital reduction under sections 72 and 74 of the Act to effect the Acquisition pursuant to the Transaction Agreement, in such terms and form as the Parties, acting reasonably, mutually agree, including any revision thereof as may be agreed between the Parties in writing;

“Scheme Circular” means the joint scheme circular of Warner Chilcott and Actavis, which will form a part of a registration statement on Form S-4 of New Actavis, drawn up in accordance with the Securities Act, the Act and the Irish Takeover Rules in the name of New Actavis and to be posted to Warner Chilcott Shareholders and Actavis Shareholders and which shall contain, amongst other things, (i) the notice of the Actavis Special Meeting (ii) the Scheme (iii) the notice or notices of the Court Meeting and EGM (iv) an explanatory statement as required by section 202 of the Act with respect to the Scheme (v) such other information as may be required or necessary pursuant to the Act or the Irish Takeover Rules and (vi) such other information as Warner Chilcott and Actavis shall agree;

“Scheme Recommendation” means the recommendation of the Warner Chilcott Board that Warner Chilcott Shareholders vote in favour of the Scheme;

“SEC” means the United States Securities and Exchange Commission;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Subsidiaries” mean in relation to any person, any corporation, partnership, association, trust or other form of legal entity of which such person directly or indirectly owns securities or other equity interests representing more than 50 per cent. of the aggregate voting power (provided that the Actavis Merger Parties shall be deemed to be Subsidiaries of Actavis for the purposes of this Agreement), and “Subsidiary” shall be construed accordingly;

“Transaction Agreement” means the Transaction Agreement dated May 19, 2013 between Actavis, New Actavis, IrSub, US Holdco, MergerSub and Warner Chilcott in relation to the implementation of the Scheme and the Acquisition;

“United States” or “US” means the United States, its territories and possessions, any State of the United States and the District of Columbia, and all other areas subject to its jurisdiction;

“US Holdco” means Actavis W.C. Holding LLC, a limited liability company organised in Delaware;

“Voting Record Time” means the time and date to be specified as the voting record time for the Court Meeting (or any adjournment thereof) in the Scheme Circular;

“Warner Chilcott” means Warner Chilcott plc, a company incorporated in Ireland with registered number 471506 having its registered office at 1 Grand Canal Square, Docklands, Dublin 2, Ireland;

“Warner Chilcott Alternative Proposal” means any bona fide proposal or bona fide offer made by any person (other than a proposal or offer by Actavis or any of its Associates or any person Acting in Concert with Actavis pursuant to Rule 2.5 of the Irish Takeover Rules) for (i) the acquisition of Warner Chilcott by scheme of arrangement, takeover offer or business combination transaction; (ii) the acquisition by any person of 25 per cent. or more of the assets of Warner Chilcott and its Subsidiaries, taken a whole, measured by either book value or fair market value (including equity securities of Warner Chilcott’s Subsidiaries); (iii) the acquisition by any person (or the stockholders of any person) of 25 per cent. or more of the outstanding Warner Chilcott Shares; or (iv) any merger, business combination, consolidation, share exchange, recapitalisation or similar transaction involving Warner Chilcott as a result of which the holders of Warner Chilcott Shares immediately prior to such transaction do not, in the aggregate, own at least 75 per cent. of the outstanding voting power of the surviving or resulting entity in such transaction immediately after consummation thereof;

“Warner Chilcott Articles” means the articles of association of Warner Chilcott in force from time to time;

“Warner Chilcott Employees” means the employees of Warner Chilcott or any Subsidiary of Warner Chilcott who remain employed after the Effective Time;

“Warner Chilcott Equity Award Holders” means holders of Warner Chilcott Options and/or Warner Chilcott Share Awards;

“Warner Chilcott Extraordinary General Meeting” or “EGM” means the extraordinary general meeting of the Warner Chilcott Shareholders (and any adjournment thereof) to be convened in connection with the Scheme, expected to be convened as soon as the preceding Court Meeting shall have been concluded or adjourned (it being understood that if the Court Meeting is adjourned, the EGM shall be correspondingly adjourned);

“Warner Chilcott Group” means Warner Chilcott and all of its Subsidiaries;

“Warner Chilcott Option” means an option to purchase Warner Chilcott Shares;

“Warner Chilcott Share Award” means an award denominated in Warner Chilcott Shares, other than a Warner Chilcott Option;

“Warner Chilcott Share Plan” means the Warner Chilcott Equity Incentive Plan;

“Warner Chilcott Shareholder Approval” means (i) the approval of the Scheme by a majority in number of the Warner Chilcott Shareholders representing three-fourths (75 per cent.) or more in value of the Warner Chilcott Shares held by such shareholders, present and voting either in person or by proxy, at the Court Meeting (or at any adjournment of such meeting) and (ii) the EGM Resolutions being duly passed by the requisite majority of Warner Chilcott Shareholders at the Extraordinary General Meeting (or at any adjournment of such meeting);

“Warner Chilcott Shareholders” means the holders of Warner Chilcott Shares;

“Warner Chilcott Shares” means the ordinary shares of $0.01 each in the capital of Warner Chilcott and “Warner Chilcott Share” means any one of them; and

“Warner Chilcott Superior Proposal” means a written bona fide Warner Chilcott Alternative Proposal made by any person that the Warner Chilcott Board determines in good faith (after consultation with Warner Chilcott’s financial advisors and legal counsel) is more favourable to the Warner Chilcott Shareholders than the transactions contemplated by this Agreement, taking into account such financial, regulatory, legal and other aspects of such proposal as the Warner Chilcott Board considers to be appropriate (it being understood that, for purposes of the definition of “Warner Chilcott Superior Proposal”, references to “25 per cent.” and “75 per cent.” in the definition of Warner Chilcott Alternative Proposal shall be deemed to refer to “50 per cent.”).

All amounts contained within this document referred to by “$” and “c” refer to the US dollar and US cents.

Any references to any provision of any legislation shall include any amendment, modification, re-enactment or extension thereof. Any reference to any legislation is to Irish legislation unless specified otherwise.

Words importing the singular shall include the plural and vice versa and words supporting the masculine shall include the feminine or neuter gender.

APPENDIX III

Conditions of the Acquisition and the Scheme

Part A

The Acquisition and the Scheme will comply with the Takeover Rules and, where relevant, the rules and regulations of the United States Securities Exchange Act of 1934 (as amended) (the “Exchange Act”), and are subject to the conditions set out in this announcement and to be set out in the Scheme Document.  The Acquisition and the Scheme are governed by the laws of Ireland and subject to the exclusive jurisdiction of the courts of Ireland, which exclusivity shall not limit the right to seek provisional or protective relief in the courts of another state after any substantive proceedings have been instituted in Ireland, nor shall it limit the right to bring enforcement proceedings in another state pursuant to an Irish judgement.  For purposes of this Appendix III, to the extent the usage of such term is not clear, capitalized terms shall have the meanings set forth in Part C of this Appendix III, save where those capitalized terms are otherwise defined in Appendix II of this announcement.

The Acquisition and the Scheme will be subject to the following conditions:

1.
The Acquisition will be conditional upon the Scheme becoming effective and unconditional by not later than the End Date (or such earlier date as may be specified by the Panel, or such later date as Actavis and Warner Chilcott may, with (if required) the consent of the Panel, agree and (if required) the High Court may allow).

2.	The Scheme will be conditional upon:

(a)
the approval of the Scheme by a majority in number of the Warner Chilcott Shareholders representing three-fourths (75 per cent.) or more in value of the Warner Chilcott Shares held by such holders, present and voting either in person or by proxy, at the Court Meeting (or at any adjournment of such meeting) held no later than the End Date;

(b)
the EGM Resolutions being duly passed by the requisite majority of Warner Chilcott Shareholders at the  Extraordinary General Meeting (or at any adjournment of such meeting) held no later than the End Date;

(c)
the sanction by the High Court (with or without modification) of the Scheme pursuant to Section 201 of the Act and the confirmation of the reduction of capital involved therein by the High Court on or before the End Date (the date on which the condition in this paragraph 2(c) is satisfied, the “Sanction Date”); and

(d)
office copies of the Court Order and the minute required by Section 75 of the Act in respect of the reduction (referred to in paragraph 2(c)), being delivered for registration to the Registrar of Companies and registration of the Court Order and minute confirming the reduction of capital involved in the Scheme by the Registrar of Companies.

3.
The Actavis Parties and Warner Chilcott have agreed that, subject to paragraph 6 of this Appendix III, the Acquisition will also be conditional upon the following matters having been satisfied or waived on or before the Sanction Date:

(a)	the approval of the Transaction Agreement by the holders of Actavis Shares as required by the Nevada General Corporation Law and Article I of the Second Amended and Restated Bylaws of Actavis;

(b)
the NYSE shall have authorised, and not withdrawn such authorisation, for listing all of the Share Consideration to be issued in the Acquisition and all of the Holdco Shares to be delivered pursuant to the Merger subject to satisfaction of any conditions to which such approval is expressed to be subject;

(c)	all applicable waiting periods under the HSR Act shall have expired or been terminated, in each case in connection with the Acquisition;

(d)
to the extent that the Acquisition (which the Parties agree is not a concentration within the scope of the EC Merger Regulation) becomes subject to the EC Merger Regulation by virtue of an EU Member State referral:

(i)	the European Commission declares the Acquisition compatible with the common market under Article 6(1)(b), Article 8(1), or Article 8(2) of the EC Merger Regulation; and

(ii)
no formal indication having been made that an EU or EFTA state will take appropriate measures to protect legitimate interests pursuant to Article 21(4) of the EC Merger Regulation in relation to the Acquisition or its financing;

(e)
all required regulatory Clearances shall have been obtained and remain in full force and effect and all applicable waiting periods shall have expired, lapsed or been terminated (as appropriate), in each case in connection with the Acquisition, under the antitrust, competition or foreign investment laws of (i) Germany, France and, to the extent applicable, Canada and (ii) any other applicable jurisdiction in which Actavis or Warner Chilcott conducts its operations that asserts jurisdiction over the Transaction Agreement, the Acquisition or the Scheme if the failure to obtain regulatory clearance in such jurisdiction could reasonably be expected to be material to Holdco (following the consummation of the Acquisition and the Merger);

(f)
no injunction, restraint or prohibition by any court of competent jurisdiction or Antitrust Order by any Relevant Authority which prohibits consummation of the Acquisition or the Merger shall have been entered and shall continue to be in effect; and

(g)	the Form S-4 shall have become effective under the United States Securities Act of 1933 (as amended), and shall not be the subject of any stop order or proceedings seeking any stop order.

4.
The Actavis Parties and Warner Chilcott have agreed that, subject to paragraph 6 of this Appendix III, the Actavis Parties’ obligation to effect the Acquisition will also be conditional upon the following matters having been satisfied (or waived by Actavis) on or before the Sanction Date:

(a)	(i)
The representations and warranties of Warner Chilcott set forth in the Transaction Agreement which are identified in Part B, Schedule 1, Section A shall be true and correct in all material respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date and the representations and warranties of Warner Chilcott set forth in the Transaction Agreement which are identified in Part B, Schedule 1, Section B shall be true and correct other than as would not materially impede or prevent the consummation of the Acquisition at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (the representations and warranties referred to in this clause (i), the “Specified Warner Chilcott Representations”),

(ii)
the representations and warranties of Warner Chilcott set forth in the Transaction Agreement (other than the Specified Warner Chilcott Representations) which are qualified by a “Warner Chilcott Material Adverse Effect” qualification and which are identified in Part B, Schedule 1, Section C shall be true and correct in all respects as so qualified at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date, and

(iii)
the representations and warranties of Warner Chilcott set forth in the Transaction Agreement (other than the Specified Warner Chilcott Representations) which are not qualified by a “Warner Chilcott Material Adverse Effect” qualification and which are identified in Part B, Schedule 1, Section D shall be true and correct at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date, except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a Warner Chilcott Material Adverse Effect;

provided that with respect to clauses (i), (ii) and (iii) hereof, representations and warranties that expressly relate to a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) or (iii), as applicable), only with respect to such date or period;

(b)
Warner Chilcott shall have in all material respects performed all obligations and complied with all covenants required by the Transaction Agreement to be performed or complied with by it prior to the Sanction Date; and

(c)	Warner Chilcott shall have delivered to Actavis a certificate, dated as of the Sanction Date and signed by an executive officer of Warner Chilcott, certifying on behalf of Warner Chilcott to the effect that the conditions set forth in paragraphs 4(a) and 4(b) have been satisfied.

5.
Subject to the consent of the Panel, the Actavis Parties and Warner Chilcott have agreed that, subject to paragraph 6 of this Appendix III, Warner Chilcott’s obligation to effect the Acquisition will also be conditional upon the following matters having been satisfied (or waived by Warner Chilcott) on or before the Sanction Date:

(a)	(i)
The representations and warranties of Actavis set forth in the Transaction Agreement which are identified in Part B, Schedule 2, Section A shall be true and correct in all material respects at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date and the representations and warranties of Actavis set forth in the Transaction Agreement which are identified in Part B, Schedule 2, Section B shall be true and correct other than as would not materially impede or prevent the consummation of the Acquisition at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date (the representations and warranties referred to in this clause (i), the “Specified Actavis Representations”),

(ii)
the representations and warranties of Actavis set forth in the Transaction Agreement (other than the Specified Actavis Representations) which are qualified by a “Actavis Material Adverse Effect” qualification and which are identified in Part B, Schedule 2, Section C shall be true and correct in all respects as so qualified at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date, and

(iii)
the representations and warranties of Actavis set forth in the Transaction Agreement (other than the Specified Actavis Representations) which are not qualified by a “Actavis Material Adverse Effect” qualification and which are identified in Part B, Schedule 2, Section D shall be true and correct at and as of the date of the Transaction Agreement and at and as of the Sanction Date as though made at and as of the Sanction Date, except for such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to have a Actavis Material Adverse Effect;

provided that with respect to clauses (i), (ii) and (iii) hereof, representations and warranties that expressly relate to a particular date or period shall be true and correct (in the manner set forth in clauses (i), (ii) or (iii), as applicable), only with respect to such date or period;

(b)
The Actavis Parties shall have in all material respects performed all obligations and complied with all covenants required by the Transaction Agreement to be performed or complied with by them prior to the Sanction Date; and

(c)
Actavis shall have delivered to Warner Chilcott a certificate, dated as of the Sanction Date and signed by an executive officer of Actavis, certifying on behalf of Actavis to the effect that the conditions set forth in paragraphs 5(a) and 5(b) have been satisfied.

6.	Subject to the requirements of the Panel:

(a)
Actavis and Warner Chilcott reserve the right (but shall be under no obligation) to waive (to the extent permitted by applicable Law), in whole or in part, all or any of the conditions in paragraph 3 (provided that both Parties agree to any such waiver; provided, further, that, notwithstanding the foregoing, Actavis may, (i) with Warner Chilcott’s consent, not to be unreasonably withheld, waive the condition in paragraph 3(e)(i), in whole or in part, at its sole discretion and such determination shall be binding upon both Parties and (ii) after consulting in good faith with Warner Chilcott, waive the condition in paragraph 3(e)(ii), in whole or in part, at its sole discretion and such determination shall be binding upon both Parties);

(b)	Actavis reserves the right (but shall be under no obligation) to waive, in whole or in part, all or any of conditions in paragraph 4); and

(c)	Warner Chilcott reserves the right (but shall be under no obligation) to waive, in whole or in part, all or any of the conditions in paragraph 5.

7.	The Scheme will lapse unless it is effective on or prior to the End Date.

8.
If Actavis is required to make an offer for Warner Chilcott Shares under the provisions of Rule 9 of the Takeover Rules, Actavis may make such alterations to any of the conditions set out in paragraphs 1, 2, 3, 4 and 5 above as are necessary to comply with the provisions of that rule.

9.
Actavis reserves the right, subject to the prior written approval of the Panel, to effect the Acquisition by way of a takeover offer in the circumstances described in and subject to the terms of Clause 3.6 of the Transaction Agreement.  Without limiting Clause 3.6 of the Transaction Agreement, in such event, such offer will be implemented on terms and conditions that are at least as favourable to the Warner Chilcott Shareholders (except for an acceptance condition set at 80 per cent of the nominal value of the Warner Chilcott Shares to which such an offer relates and which are not already in the beneficial ownership of Actavis so far as applicable) as those which would apply in relation to the Scheme.

10.
As required by Rule 12(b)(i) of the Takeover Rules, to the extent that the Acquisition would give rise to a concentration with a Community dimension within the scope of the EC Merger Regulation, the Scheme shall lapse if the European Commission initiates proceedings in respect of that concentration under Article 6(1)(c) of the EC Merger Regulation or refers the concentration to a competent authority of a Member State under Article 9(1) of the EC Merger Regulation prior to the date of the Court Meeting.

Conditions of the Acquisition and the Scheme

Part B

Schedule 1, Section A

Transaction Agreement Clause Reference
Clause 6.1(b)(i) (Capital)
Clause 6.1(b)(ii) (to the extent relating to shares in the capital of Warner Chilcott) (Capital)
6.1(v) (Finders or Brokers)
The second sentence of Clause 6.1(j) (Absence of Certain Changes or Events)

Schedule 1, Section B

Transaction Agreement Clause Reference
Clause 6.1(c)(i) (Corporate Authority Relative to this Agreement; No Violation)

Schedule 1, Section C

Transaction Agreement Clause Reference
The first sentence of Clause 6.1(a) (Qualification, Organisation, Subsidiaries, etc.)
Clause 6.1(c)(ii) and Clause 6.1(c)(iii) (other than subclause (B) as it relates to “Significant Subsidiaries”) (Corporate Authority Relative to this Agreement; No Violation)
Clause 6.1(f) (No Undisclosed Liabilities)
Clause 6.1(g) (Compliance with Law; Permits)
Clause 6.1(h) Environmental Laws and Regulations

Clause 6.1(i)(i), Clause 6.1(i)(ii) and Clause 6.1(i)(iii) (Employee Benefit Plans)
Clause 6.1(k) (Investigations; Litigation)
Clause 6.1(m) (Regulatory Matters)
Clause 6.1(n) (Tax Matters)
The second and third sentences of Clause 6.1(o)(i) and all of Clause 6.1(o)(ii) (Labour Matters)
Clause 6.1(p) (Intellectual Property)
Clause 6.1(q) (Real Property)
Clause 6.1(t)(ii) (Material Contracts)
Clause 6.1(u) (Insurance)
Clause 6.1(w) (FCPA and Anti-Corruption)

Schedule 1, Section D

Transaction Agreement Clause Reference
Clause 6.1(a) (other than the first sentence) (Qualification, Organisation, Subsidiaries, etc.)
Clause 6.1(b)(ii) (to the extent not relating to shares in the capital of Warner Chilcott), Clause 6.1(b)(iii) and Clause 6.1(b)(iv) (Capital)
Clause 6.1(c)(iii)(B) (as it relates to “Significant Subsidiaries”) (Corporate Authority Relative to this Agreement; No Violation)
Clause 6.1(d) (Reports and Financial Statements)
Clause 6.1(e) (Internal Controls and Procedures)
Clause 6.1(i)(iv) and Clause 6.1(i)(v) (Employee Benefit Plans)
The first and third sentences of Clause 6.1(j) (Absence of Certain Changes or Events)
Clause 6.1(l) (Information Supplied)
The first sentence of Clause 6.1(o)(i) (Labour Matters)

Clause 6.1(r) (Opinion of Financial Advisor)
Clause 6.1(s) (Required Vote of Warner Chilcott Shareholders)
Clause 6.1(t)(i) (Material Contracts)
Clause 6.1(v) (Finders or Brokers)

Part B

Schedule 2, Section A

Transaction Agreement Clause Reference
Clause 6.2(b)(i) (Capital)
Clause 6.2(b)(ii) (to the extent relating to shares in the capital of Actavis) (Capital)
6.2(v) (Finders or Brokers)
The second sentence of Clause 6.2(j) (Absence of Certain Changes or Events)

Schedule 2, Section B

Transaction Agreement Clause Reference
Clause 6.2(c)(i) (Corporate Authority Relative to this Agreement; No Violation)

Schedule 2, Section C

Transaction Agreement Clause Reference
The first sentence of Clause 6.2(a) (Qualification, Organisation, Subsidiaries, etc.)
Clause 6.2(c)(ii) and Clause 6.2(c)(iii) (other than subclause (B) as it relates to “Significant Subsidiaries”) (Corporate Authority Relative to this Agreement; No Violation)
Clause 6.2(f) (No Undisclosed Liabilities)
Clause 6.2(g) (Compliance with Law; Permits)

Clause 6.2(h) Environmental Laws and Regulations
Clause 6.2(i)(i), Clause 6.2(i)(ii) and Clause 6.2(i)(iii) (Employee Benefit Plans)
Clause 6.2(k) (Investigations; Litigation)
Clause 6.2(m) (Regulatory Matters)
Clause 6.2(n) (Tax Matters)
The second and third sentences of Clause 6.2(o)(i) and all of Clause 6.2(o)(ii) (Labour Matters)
Clause 6.2(p) (Intellectual Property)
Clause 6.2(q) (Real Property)
Clause 6.2(t)(ii) (Material Contracts)
Clause 6.2(u) (Insurance)
Clause 6.2(x) (FCPA and Anti-Corruption)

Schedule 2, Section D

Transaction Agreement Clause Reference
Clause 6.2(a) (other than the first sentence) (Qualification, Organisation, Subsidiaries, etc.)
Clause 6.2(b)(ii) (to the extent not relating to shares in the capital of Actavis), Clause 6.2(b)(iii) and Clause 6.2(b)(iv) (Capital)
Clause 6.2(c)(iii)(B) (as it relates to “Significant Subsidiaries”) (Corporate Authority Relative to this Agreement; No Violation)
Clause 6.2(d) (Reports and Financial Statements)
Clause 6.2(e) (Internal Controls and Procedures)
Clause 6.2(i)(iv) and Clause 6.2(i)(v) (Employee Benefit Plans)
The first and third sentences of Clause 6.2(j) (Absence of Certain Changes or Events)
Clause 6.2(l) (Information Supplied)

The first sentence of Clause 6.2(o)(i) (Labour Matters)
Clause 6.2(r) (Opinion of Financial Advisor)
Clause 6(s) (Required Vote of Actavis Shareholders)
Clause 6.2(t)(i) (Material Contracts)
Clause 6.2(v) (Finders or Brokers)

Conditions of the Acquisition and the Scheme

Part C

For the purpose of these conditions, capitalized terms shall have the meanings set forth in Appendix III to this announcement, as set forth above in these conditions, and:

“Actavis Material Adverse Effect”, such event, development, occurrence, state of facts or change that has a material adverse effect on the business, operations or financial condition of Actavis and its Subsidiaries, taken as a whole, but shall not include (a) events, developments, occurrences, states of facts or changes (i) generally affecting the pharmaceuticals industry or the segments thereof in which Actavis and its Subsidiaries operate in the United States or elsewhere, (ii) generally affecting the economy or the financial, debt, credit or securities markets, in the United States or elsewhere, (iii) resulting from any political conditions or developments in general, or resulting from any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism (other than any of the foregoing to the extent that it causes any direct damage or destruction to or renders physically unusable or inaccessible any facility or property of Actavis or any of its Subsidiaries), (iv) reflecting or resulting from changes or proposed changes in Law (including rules and regulations), interpretations thereof, regulatory conditions or US GAAP or other accounting standards (or interpretations thereof), (v) reflecting or resulting from the approval or disapproval by, or the delay of a determination of approval or disapproval by, the FDA or any other Governmental Entity, or any panel or advisory body empowered or appointed thereby, with respect to any Actavis Product candidate which is not subject to an effective marketing application approval by the FDA or other Governmental Entity as of the date of the Transaction Agreement, or (vi) resulting from actions of Actavis or any of its Subsidiaries which Warner Chilcott has expressly requested in writing or to which Warner Chilcott has expressly consented in writing (provided, that in each of the foregoing clauses (i)-(iv), such events may be taken into account to the extent Actavis is disproportionately affected relative to other similarly situated companies); or (b) any decline in the stock price of the Actavis Shares on the NYSE or any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (provided that the underlying causes of such decline or failure may, to the extent not otherwise excluded, be considered in determining whether there is an Actavis Material Adverse Effect); or (c) any events, developments, occurrences, states of facts or changes resulting from the announcement or the existence of the Transaction Agreement or the transactions contemplated hereby or the performance of and the compliance with the Transaction Agreement, including any litigation resulting therefrom or with respect thereto (except that this clause (c) shall not apply with respect to Actavis’s representations and warranties in Clause 6.2(c)(iii) of the Transaction Agreement);

“Actavis Parties”, collectively, Actavis, Holdco, IrSub, U.S. Holdco and MergerSub;

“Actavis Shareholders”, the holders of Actavis Shares;

“Antitrust Laws”, the HSR Act and any other federal, state or foreign Law designed to prohibit, restrict or regulate actions for the purpose or effect of monopolisation or restraint of trade;

“Antitrust Order”, any legislative, administrative or judicial action, decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that restricts, prevents or prohibits the consummation of the Acquisition or the Merger or any other transactions contemplated by the Transaction Agreement under any Antitrust Law;

“Clearances”, all consents, clearances, approvals, permissions, permits, nonactions, orders and waivers to be obtained from, and all registrations, applications, notices and filings to be made with or provided to, any Relevant Authority or other third party;

“Community”, the European Community;

“EC Merger Regulation”, Council Regulation (EC) No. 139/2004;

“EFTA”, the European Free Trade Association;

“End Date”, the date that is nine months after the date of the Transaction Agreement; provided, that if as of such date all conditions (other than paragraphs 2(c), 2(d), 3(c), 3(d) and 3(e) of Part A) have been satisfied (or, in the sole discretion of the applicable Party, waived (where applicable)) or would be satisfied (or, in the sole discretion of the applicable Party, waived (where applicable)) if the Acquisition were completed on such date, the “End Date” shall be the date that is one year after the date of the Transaction Agreement;

“EU”, the European Union;

“EU Member State”, a state that is party to treaties of the EU and thereby subject to the privileges and obligations of membership to the EU;

“European Commission”, the executive body of the EU responsible for proposing legislation, implementing decisions, and upholding the EU's treaties;

“Extraordinary General Meeting” or “EGM”, the extraordinary general meeting of the Warner Chilcott Shareholders (and any adjournment thereof) to be convened in connection with the Scheme, expected to be convened as soon as the preceding Court Meeting shall have been concluded or adjourned (it being understood that if the Court Meeting is adjourned, the EGM shall be correspondingly adjourned);

“FDA”, the United States Food and Drug Administration;

“Form S-4”, a registration statement on Form S-4 (of which the Joint Proxy Statement will form a part) with respect to the issuance of Holdco Shares in respect of the Scheme and Merger;

“Governmental Entity” means (i) any national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory, taxing, or administrative functions of or pertaining to government, (ii) any public international organization, (iii) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clauses (i) or (ii) of this definition, (iv) any company, business, enterprise, or other entity owned, in whole or in part, or controlled by any government, entity, organization, or other Person described in the foregoing clauses (i), (ii) or (iii) of this definition, or (v) any political party;

“High Court”, the High Court of Ireland;

“Holdco Shares”, the ordinary shares of $0.0001 each in the capital of Holdco;

“HSR Act”, the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder;

“Law”, any federal, state, local, foreign or supranational law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, agency requirement, license or permit of any Relevant Authority;

“Parties”, Warner Chilcott and the Actavis Parties and “Party” shall mean either Warner Chilcott, on the one hand, or Actavis or the Actavis Parties (whether individually or collectively), on the other hand (as the context requires);

“Person” or “person”, an individual, group (including a “group” under Section 13(d) of the Exchange Act), corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organisation or other entity or any Relevant Authority or any department, agency or political subdivision thereof;

“Relevant Authority”, any Irish, United States, foreign or supranational, federal, state or local governmental commission, board, body, bureau, or other regulatory authority, agency, including courts and other judicial bodies, or any competition, antitrust or supervisory body, central bank or other governmental, trade or regulatory agency or body, securities exchange or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing, in each case, in any jurisdiction, including, for the avoidance of doubt, the Panel, the High Court and the SEC;

“Scheme Document”, a document (or the relevant sections of the Joint Proxy Statement comprising the scheme document) (including any amendments or supplements thereto) to be distributed to Warner Chilcott Shareholders and, for information only, to Warner Chilcott Equity Award Holders containing (i) the Scheme, (ii) the notice or notices of the Court Meeting and EGM, (iii) an explanatory statement as required by Section 202 of the Act with respect to the Scheme, (iv) such other information as may be required or necessary pursuant to the Act or the Takeover Rules and (v) such other information as Warner Chilcott and Actavis shall agree;

“Share Consideration”, means 0.160 of a Holdco Share;

“Takeover Rules”, the Irish Takeover Panel Act 1997 (as amended), Takeover Rules, 2007, as amended;

“Warner Chilcott Material Adverse Effect”, such event, development, occurrence, state of facts or change that has a material adverse effect on the business, operations or financial condition of Warner Chilcott and its Subsidiaries, taken as a whole, but shall not include (a) events, developments, occurrences, states of facts or changes (i) generally affecting the pharmaceuticals industry or the segments thereof in which Warner Chilcott and its Subsidiaries operate in the United States or elsewhere, (ii) generally affecting the economy or the financial, debt, credit or securities markets, in the United States or elsewhere, (iii) resulting from any political conditions or developments in general, or resulting from any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism (other than any of the foregoing to the extent that it causes any direct damage or destruction to or renders physically unusable or inaccessible any facility or property of Warner Chilcott or any of its Subsidiaries), (iv) reflecting or resulting from changes or proposed changes in Law (including rules and regulations), interpretations thereof, regulatory conditions or US GAAP or other accounting standards (or interpretations thereof), (v) reflecting or resulting from the approval or disapproval by, or the delay of a determination of approval or disapproval by, the FDA or any other Governmental Entity, or any panel or advisory body empowered or appointed thereby, with respect to any Warner Chilcott Product candidate which is not subject to an effective marketing application approval by the FDA or other Governmental Entity as of the date of the Transaction Agreement, or (vi) resulting from actions of Warner Chilcott or any of its Subsidiaries which Actavis has expressly requested in writing or to which Actavis has expressly consented in writing (provided, that in each of the foregoing clauses (i)-(iv), such events may be taken into account to the extent Warner Chilcott is disproportionately affected relative to other similarly situated companies); or (b) any decline in the stock price of the Warner Chilcott Shares on the NASDAQ Global Select Market or any failure to meet internal or published projections, forecasts or revenue or earning predictions for any period (provided that the underlying causes of such decline or failure may, to the extent not otherwise excluded, be considered in determining whether there is a Warner Chilcott Material Adverse Effect); or (c) any events, developments, occurrences, states of facts or changes resulting from the announcement or the existence of the Transaction Agreement or the transactions contemplated hereby or the performance of and the compliance with the Transaction Agreement, including any litigation arising therefrom or with respect thereto (except that this clause (c) shall not apply with respect to Warner Chilcott’s representations and warranties in Clause 6.1(c)(iii) of the Transaction Agreement); and

“US GAAP”, U.S. generally accepted accounting principles.

APPENDIX IV

PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
1 Embankment Place
London
WC2N 6RH
United Kingdom

20 May 2013

The Directors
Actavis, Inc.
Morris Corporate Center III
400 Interpace Parkway
Parsippany, New Jersey 07054
United States of America

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
United States of America

Greenhill & Co., LLC
300 Park Avenue
New York NY 10022
United States of America

(together the “Financial Advisers”)

Dear Sirs

Actavis, Inc. Proposals to acquire Warner Chilcott PLC

We report on the potential operational synergies and related cost reductions, and tax savings statement (the “Statement”) by the directors of Actavis, Inc. (the “Company”) set out in the Rule 2.5 Announcement (the “Announcement”) dated 20 May 2013 to the effect that:

“Actavis, Inc. anticipates that the Acquisition will provide after-tax operational synergies and related cost reductions and tax savings of more than $400 million.  The majority of savings are expected to be realized in 2014, with full effect during 2015.  The majority of these are operational and this estimate excludes any revenue, manufacturing or interest rate synergies or savings.”

The Statement has been made in the context of disclosure in Appendix I of the Announcement setting out the basis of the belief of the Directors of Actavis, Inc. (the “Directors”) supporting the Statement and their analysis and explanation of the underlying constituent elements.

This report is required by Rule 19.3(b)(ii) of the Irish Takeover Panel Act 1997, Takeover Rules, 2007 (as amended) (the “Rules”) and is given for the purpose of complying with that rule and for no other purpose.

Responsibilities

It is the responsibility of the Directors of the Company to make the Statement in accordance with the Rules.

It is our responsibility and that of the Financial Advisers to form our respective opinions as required by Rule 19.3(b)(ii) of the Rules, as to whether the Statement has been made by the Directors with due care and consideration.

Save for any responsibility which we may have to those persons to whom this report is expressly addressed and for any responsibility arising under Rule 19.3(b)(ii) of the Rules to any person as and to the extent therein provided, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report or our statement, required by and given solely for the purposes of complying with Rule 19.3(b)(ii) of the Rules, consenting to its inclusion in the Announcement.

Basis of Opinion

We conducted our work in accordance with the Standards for Investment Reporting issued by the Auditing Practices Board in the United Kingdom. We have discussed the Statement together with the relevant bases of belief (including sources of information and assumptions) with the Directors of the Company and with the Financial Advisers. Our work did not involve any independent examination of any of the financial or other information underlying the Statement.

Since the Statement and the assumptions on which they are based relate to the future and may therefore be affected by unforeseen events, we can express no opinion as to whether the actual benefits achieved will correspond to those anticipated in the Statement and the differences may be material.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in the United States of America or other jurisdictions and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

Opinion

In our opinion, on the basis of the foregoing, the Directors have made the Statement, in the form and context in which it is made, with due care and consideration.

Yours sincerely

PricewaterhouseCoopers LLP

APPENDIX V
Greenhill & Co., LLC
300 Park Avenue
New York NY 10022

Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park,
New York,
NY 10036

The Directors
Actavis, Inc.
Morris Corporate Center III
400 Interpace Parkway
Parsippany, NJ 07054

20 May 2013

Attention: Paul M. Bisaro (Chief Executive Officer; President)

Dear Sirs

Proposed Acquisition of Warner Chilcott plc (“Warner Chilcott”) by Actavis, Inc. (“Actavis”)

Greenhill & Co., LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together, “we”) refer to the statements of estimated post-tax synergies and tax benefits, the bases of preparation thereof and the notes thereto (the “Statements”) made by Actavis set out in Appendix I of the Rule 2.5 Announcement (the “Document”) dated 20 May 2013, for which the directors of Actavis are solely responsible.

We have discussed the Statements (including the assumptions and sources of information referred to therein) with the directors of Actavis who have developed the underlying plans.

The Statements are subject to uncertainty as described in Appendix I of the Document and our work did not involve any independent examination of any of the financial or other information underlying the Statements.

We have relied upon the accuracy and completeness of all the financial and other information discussed or reviewed by us and have assumed such accuracy and completeness for the purposes of rendering this letter. In giving the confirmation set out in this letter, we have reviewed the work carried out by PricewaterhouseCoopers and have discussed with them the conclusions stated in their report dated 20 May 2013 addressed to yourselves and ourselves in this matter.

We do not express any opinion as to the achievability of the merger benefits identified by the directors of Actavis in the Statements.

This letter is provided solely to the directors of Actavis in connection with Rule 19.3(b)(ii) of the Irish Takeover Panel Act, 1997, Takeover Rules 2007, as amended and for no other purpose. We accept no responsibility to Warner Chilcott or its or Actavis’ shareholders or any other person, other than the directors of Actavis, in respect of the contents of, or any matter arising out of or in connection with, this letter or the work undertaken in connection with this letter.

On the basis of the foregoing, each of us considers that the Statements, for which the directors of Actavis are solely responsible, have been made with due care and consideration in the form and context in which it is made.

Yours faithfully,

Authorized Signatory
Ashish Contractor
For and on behalf of
Greenhill & Co., LLC

Authorized Signatory

For and on behalf of
Merrill Lynch, Pierce, Fenner & Smith Incorporated